UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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DST Systems, Inc.
(Name of Registrant as Specified In Its Charter)

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333 West 11th Street
Kansas City, MO 64105

DST SYSTEMS, INC.
NOTICE AND PROXY STATEMENT

Annual Meeting of Stockholders

Tuesday, May 13, 2014

YOUR VOTE IS IMPORTANT

You have received information on casting your vote. We began delivering Annual Meeting materials, or
Notice of Internet Availability of Proxy Materials, on or about March 31, 2014.

DST Systems, Inc.
333 West 11th Street
Kansas City, Missouri 64105

Proxy Statement
and
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

We cordially invite you to attend our Annual Meeting of Stockholders.

Place:	333 W. 11th Street, 3rd Floor Kansas City, Missouri 64105
Time:	8:00 a.m. Central Daylight Time
Date:	Tuesday, May 13, 2014

Stockholders will consider and vote upon the following matters:

•
Election of the Company's nominees for Director, each to serve a three-year term expiring upon the 2017 Annual Meeting of Stockholders or until a successor is duly elected and qualified

•
Ratification of the Audit Committee's Selection of Independent Registered Public Accounting Firm

•
Advisory Resolution to Approve Named Executive Officer Compensation

•
Certain stockholder proposals, if properly presented at the Annual Meeting.

The record date for determining which stockholders may vote at this meeting or any adjournment is March 20, 2014. We will provide the recordholder list during the Annual Meeting if any stockholder wishes to examine it for any purpose pertaining to the meeting. We will also make the list available during regular business hours at the above address for the ten-day period before the Annual Meeting.

WE URGE YOU TO USE THE ENCLOSED PROXY CARD TO VOTE AS OUR BOARD RECOMMENDS:

  •
  "FOR" THE ELECTION OF BOARD NOMINEES LYNN DORSEY BLEIL AND JOHN W. CLARK IN PROPOSAL 1 AND "FOR" THE COMPANY'S PROPOSALS 2 AND 3.

  •
  "AGAINST" STOCKHOLDER PROPOSALS 4 AND 5.

Please note that our Board of Directors makes no recommendation regarding Stockholder Proposal 6.

Whether or not you will be able to attend the Annual Meeting, it is very important that your shares be represented. We urge you to read the accompanying Proxy Statement carefully and to use the enclosed proxy card to vote for the Board's nominees, and in accordance with the Board's recommendations on the other proposals, as soon as possible. You may vote your shares by signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided, whether or not you plan to attend the Annual Meeting. For your convenience, you may also vote your shares via the Internet or by a toll-free telephone number by following the instructions on the enclosed proxy card.

If you need assistance at the Annual Meeting because of a disability, please let us know by May 1, 2014, at (816) 435-8655.

Thank you for your continued support. If you have any questions or need assistance voting, please contact Innisfree M&A Incorporated, our proxy solicitor assisting us in connection with the Annual Meeting. Stockholders may call toll-free at (888) 750-5835. Banks and brokers may call collect at (212) 750-5833.

By Order of the Board of Directors,

Randall D. Young Senior Vice President, General Counsel and Secretary

The date of this Notice is March 28, 2014.

OUR BOARD URGES YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AND VOTE FOR ALL OF OUR BOARD'S NOMINEES FOR DIRECTORS, AND IN ACCORDANCE WITH OUR BOARD'S RECOMMENDATIONS ON THE OTHER PROPOSALS.

&zwsp;	The Board of Directors recommends you vote "FOR" the following Proposals:		&zwsp;
	PROPOSAL 1	Elect our Board Nominees Lynn Dorsey Bleil and John W. Clark to our Board of Directors
	PROPOSAL 2	Ratify the Audit Committee's Selection of PricewaterhouseCoopers LLP
	PROPOSAL 3	Advisory Resolution to Approve NEO Compensation

&zwsp;	The Board of Directors recommends you vote "AGAINST" the following Proposals:		&zwsp;
	PROPOSAL 4	Stockholder Proposal Regarding the Separation of the Chairman of the Board and Chief Executive Officer Positions
	PROPOSAL 5	Stockholder Proposal Regarding a Majority Vote Standard for Director Elections

&zwsp;	The Board of Directors makes NO RECOMMENDATION regarding the following Proposal:		&zwsp;
	PROPOSAL 6	Stockholder Proposal Regarding the Repeal of the Company's Classified Board of Directors

DST Systems, Inc.
333 West 11th Street
Kansas City, Missouri 64105

PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 2014: THE PROXY STATEMENT FOR SUCH MEETING AND THE ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2013 ARE AVAILABLE AT www.eproxyaccess.com/dst2014.

 PROXY STATEMENT

We are providing this Proxy Statement and the enclosed proxy card in connection with the solicitation by the Board of Directors of DST Systems, Inc. (which we refer to in these materials as "we," "us," the "Company" or "our company") of proxies to be voted at our 2014 Annual Meeting of Stockholders (including at any adjournment or postponement thereof), which will take place at 8:00 a.m. Central Daylight Time on Tuesday, May 13, 2014, at 333 W. 11th Street, 3rd Floor, Kansas City, Missouri 64105.

We began delivering Annual Meeting materials, or Notice of Internet Availability of Proxy Materials, on or about March 31, 2014.

Our Board asks that you vote "FOR" the Board nominees for director included in Proposal 1. Our Board also asks that, on a non-binding basis, you vote "FOR" ratification of the Audit Committee's selection of our independent registered public accounting firm set forth in Proposal 2, and vote "FOR" advising the Board that you approve the compensation of the officers named in the "Summary Compensation Table" ("Say-on-Pay") set forth in Proposal 3.

Our Board also asks that you vote "AGAINST" Stockholder Proposal 4 regarding the separation of the Chairman of the Board and Chief Executive Officer positions, and "AGAINST" Stockholder Proposal 5 regarding a majority vote standard for director elections.

The Board has determined to make no voting recommendation to stockholders with respect to Stockholder Proposal 6, which is a proposal seeking to repeal the classification of the Board of Directors.

OUR BOARD URGES YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AND VOTE FOR ALL OF OUR BOARD'S NOMINEES FOR DIRECTORS, AND IN ACCORDANCE WITH OUR BOARD'S RECOMMENDATIONS ON THE OTHER PROPOSALS.

We do not know of any other matters on which you will vote at the Annual Meeting. Recordholders may appoint the Proxy Committee as their proxy. The Proxy Committee members are Stephen C. Hooley, Chief Executive Officer and President; Gregg Wm. Givens, Senior Vice President, Chief Financial Officer and Treasurer; and Randall D. Young, Senior Vice President, General Counsel and Corporate Secretary. The Proxy Committee will vote your shares as you direct. If you do not specify how your shares are to be voted, your shares will be voted consistently with the Board's recommendations in this Proxy Statement.

This Proxy Statement contains a separate report by each of the Audit Committee and Compensation Committee of our Board. The two Board committee reports are "furnished," not "filed," for Securities Exchange Act of 1934 ("Exchange Act") purposes. Within Board committee reports, "we," "ours," "us" or similar terms mean the committee giving the report. Otherwise, such words or "the Company" mean DST Systems, Inc. ("DST") and its subsidiaries.

This Proxy Statement references the Corporate Governance Guidelines, the Business Ethics and Legal Compliance Policy, and the charters of the Board's Audit Committee, Compensation Committee, Finance Committee, and Corporate Governance/Nominating Committee ("Governance Committee"). You can access each of these documents at our website, www.dstsystems.com. We will furnish you a copy of any of these documents without charge, if you request in writing to:

DST Corporate Secretary
333 W. 11th Street, 5th Floor
Kansas City, MO 64105

INFORMATION ABOUT THE MEETING

Who Can Vote

Only holders of record of our common stock, par value $.01 per share, at the close of business on March 20, 2014, the record date for voting at the Annual Meeting, are entitled to vote at the Annual Meeting. Our common stock, our only class of voting securities ("DST stock"), is listed on the New York Stock Exchange.

How to Vote

Please follow the easy instructions on your proxy card to vote by telephone, by Internet, or by signing, dating and returning the proxy card in the postage-paid envelope provided. For additional information about voting, please also see the information contained in the "Annual Meeting Matters" of this Proxy Statement.

If You Have Questions or Need Assistance Voting Your Shares

Thank you for your continued support. If you have any questions or need assistance voting, please contact Innisfree M&A Incorporated, our proxy solicitor assisting us in connection with the Annual Meeting. Stockholders may call toll-free at (888) 750-5835. Banks and brokers may call collect at (212) 750-5833.

THE BOARD OF DIRECTORS

SERVICE AND QUALIFICATIONS

DST and Public Company Board Service. Stephen C. Hooley is a DST executive officer. We do not employ the other persons named in the below table.

DIRECTORS AND BOARD NOMINEES	Age	Dates of Service on DST Board	Annual Meeting at Which Term Expires	Current Service on Committees of DST Board	Registered Investment Company Directorships and Public Company Directorships Other Than the Company

A. Edward Allinson	79	September 1995–present	2016	Audit	—
		April 1977–December 1990		Governance

George L. Argyros	77	February 2006–present	2014	Compensation	First American
Governance Committee Chairperson		December 1998–November 2001		Finance Governance	Financial Corp Pacific Mercantile Bancorp

Lynn Dorsey Bleil(*)	50	—	—	—	—
Nominee for Election

Lowell L. Bryan	68	May 2012–present	2015	Audit	—
Compensation Committee Chairperson				Compensation Finance Governance

John W. Clark(*) Nominee for Election	69	—	—	—	Pacific Mercantile Bancorp

Lawrence M. Higby Lead Independent Director	68	May 2011–present	2014	Audit Compensation Governance	eHealth, Inc.

Stephen C. Hooley	51	July 2012–present	2016	—	—
Chief Executive Officer and President

Brent L. Law	48	January 2013–present	2016	Compensation Finance Governance	—

Samuel G. Liss	57	May 2012–present	2015	Audit	Verisk Analytics, Inc.
Finance Committee Chairperson				Compensation Finance Governance

Travis E. Reed	79	July 2002–present	2015	Audit	—
Audit Committee Chairperson				Compensation Finance Governance

*
The Board Nominee's term will expire in 2017 if the Company's stockholders elect the Board Nominee at the 2014 Annual Meeting.

Principal Occupations and Qualifications. The Board has concluded that the Board Nominees and incumbent directors are qualified to serve on the Board due to the value of the experiences, qualifications, attributes and skills of each Board Nominee and incumbent director set forth below.

THE BOARD NOMINEES
LYNN DORSEY BLEIL

Ms. Bleil was the leader of McKinsey & Company's West Coast Healthcare Practice, and a leader of McKinsey's worldwide Healthcare Practice. She retired in November 2013 as a Senior Partner (Director) in the Southern California Office of McKinsey. During her 25-plus years with McKinsey, she worked exclusively within the healthcare sector, advising senior management and boards of leading companies on corporate and business unit strategy, mergers and acquisitions/integration, marketing & sales, public policy, and organization – across all segments of the healthcare value chain. Much of Ms. Bleil's recent work has been with companies in the biotechnology/specialty pharma and medical device industries – focused on developing corporate strategies, go-to-market/reimbursement strategies, and organizational capabilities to address the rapidly changing payor/provider landscape in the United States and globally.

Ms. Bleil's significant expertise in the healthcare industry, which the Company expects to be a key growth and value driver for the Company going forward, will be a valuable asset to our Board. Ms. Bleil's experience in the healthcare industry will foster the Company's continued development of the healthcare industry as a potential engine of growth for the Company and advance the Company's strategic business plan.

JOHN W. CLARK

Mr. Clark is currently the Managing Member of Westar Capital Associates II, LLC, a private investment firm where he has worked since 1995. Before joining Westar, Mr. Clark served as the President and Chief Executive Officer of Valentec International Corp. Earlier in his career, he was the Founder and Managing Partner of a CPA practice, Coyne and Clark, which grew substantially under his leadership and merged into a predecessor of Ernst & Young. Mr. Clark has also served on multiple boards of directors. He is currently a director on the board of Pacific Mercantile Bancorp, a bank, where he serves on the Audit Committee. From 1996 to 2007, Mr. Clark served on the board of directors of Amerigon, Inc., now renamed Gentherm.

Mr. Clark's decades of experience serving as both a manager and a director of many successful enterprises and his strong background in accounting makes him well qualified for membership in the Board. Mr. Clark's background allows him to keenly understand the dynamic between management and directors and make decisions to maximize shareholder welfare accordingly. Furthermore, Mr. Clark's prior service as a certified public accountant would make him a uniquely qualified and valuable member of the Board.

THE MEMBERS OF THE BOARD

A. EDWARD ALLINSON

Mr. Allinson was Executive Vice President of State Street Bank and Trust Company ("State Street Bank") and Executive Vice President of State Street Corporation ("State Street"), the parent company of State Street Bank, from March 1990 through December 1999. State Street is a financial services corporation that provides banking, trust, investment management, global custody, administration and securities processing services. From December 1999 through his retirement in October 2000, Mr. Allinson served as Chief Executive Officer and Chairman of the Board of EquiServe Limited Partnership, a stock transfer agent for publicly listed corporations which became, for a time, our wholly-owned subsidiary.

Mr. Allinson's extensive background as an executive in the financial services industry, the computer and data processing industry and transfer agency operations is uniquely suited to our businesses. He was one of the founders of Boston Financial Data Services, our full service transfer agency joint venture with State Street. He therefore has a deep understanding of our core transfer agency operations and related service and technology offerings, as well as our customer base. He also brings to our Board skills related to our international businesses, which he developed through his experiences at both State Street Bank and another major national bank. He contributes to our Board his past experience as a director with Kansas City Southern, which owned all of our shares prior to our initial public offering in 1995. His long service as our director and as a director of our previous parent gives him invaluable insights into our history and growth and a unique perspective of the strategic direction of our businesses.

LOWELL L. BRYAN

Mr. Bryan is a former Senior Adviser at McKinsey & Company, a global company in the business of management consulting to companies in numerous industries. He retired in mid-January 2012 from his 27 year role as a Director (i.e., Senior Partner) at McKinsey, where he was a co-founder of the company's financial institutions and strategy practices. Upon retirement from his 36 years of full-time service at McKinsey, he founded L L Bryan Advisory, LLC and Bayberry Lane Advisory, Inc. each of which advise management and boards on corporate strategy and organizational issues. He has advised the boards of directors and top management of dozens of financial institution, health care, and industrial clients primarily on issues of strategy and organization. Mr. Bryan brings an independent perspective to our Board as a result of his knowledge of the operation of the global capital markets and the global economy, as well as strategic, organizational, and operational issues faced by our financial and health care and other businesses. He is the author of several books on banking, capital markets, strategy and organizational topics, and his knowledge contributes to his effectiveness as Chairperson of our Compensation Committee.

STEPHEN C. HOOLEY

Mr. Hooley became our Chief Executive Officer and President in September 2012, after joining the Board in July 2012 and the Company in July 2009 as our President and Chief Operating Officer. He was the President and Chief Executive Officer of Boston Financial, our transfer agency joint venture with State Street, from mid-2004 until joining DST.

The Board elected Mr. Hooley as a director in recognition of his distinctive service in all his roles since joining DST. It unanimously determined that Mr. Hooley was the right person to succeed our former Chief Executive Officer, who retired from that position in September 2012. Mr. Hooley's deep experience in the financial services industry; knowledge of DST and the interrelationship of our diversified business ventures, domestic and international; and well-established relationships with our customers, employees and partners are valuable assets to the Board as it works to enhance value for stockholders. Mr. Hooley has developed a productive relationship with the Board and encourages a collaborative approach among directors in dealing with the Company's most important strategic issues.

BRENT L. LAW

The Board elected Mr. Law as a director in January 2013. Mr. Law has served since October 2003 as Chief Investment Officer and Corporate Secretary of Arnel & Affiliates, a prominent West Coast diversified investment company that is owned by Mr. Argyros and his affiliates. He has also served since 2001 as that company's Director of Tax. He oversees the investment of more than $1 billion in assets. Earlier in his career, Mr. Law served in a senior financial role at a start-up company and as a senior tax manager at a large public accounting firm. He has over 20 years of experience in investing, accounting and taxation and is a Certified Public Accountant. His experiences are helpful to Board evaluation of our diversification alternatives, and his accounting, tax and financial expertise is an asset to our Board in the evaluation of transactions and capital strategies.

SAMUEL G. LISS

Mr. Liss has been the managing principal since July 2010 of WhiteGate Partners LLC, an advisory firm focused on the financial services sector. He also serves as an Adjunct Professor at New York University Stern Graduate School of Business and Fordham University Graduate School of Business, focusing on global corporate governance. From April 2004 through June 2010, Mr. Liss was Executive Vice President, Travelers Companies, Inc., a provider of property and casualty insurance. He was responsible for corporate strategy, divestitures and acquisitions, and for a period had direct management responsibility for one of Travelers' three operating divisions – Financial, Professional and International Insurance. From February 2003 through March 2004, Mr. Liss was Executive Vice President of The St. Paul Companies. From 1994 through 2001, he served as

Managing Director Investment Banking, Financial Institutions Group and Managing Director Equity Research at Credit Suisse First Boston, Inc., and began his career at Salomon Brothers. Since 2005, Mr. Liss has been a member of the Board of Directors of Verisk Analytics, Inc., a company which delivers risk-assessment services and decision analytics, serving on its audit committee and as chairman of its finance committee. In 2014, Mr. Liss joined the Board of Ironshore Inc., a commercial insurance company, and serves on its audit and investment committees. His strong background in financial services, management and capital markets contribute to his Board service and effectiveness as the Chairperson of our Finance Committee.

TRAVIS E. REED

Mr. Reed is founder of Reed Investment Corporation, which acquires equity interests in various businesses. He has served as its President since 1977.

Mr. Reed's experiences over almost five decades in the financial industry as an investor qualify him to serve on our Board. As an entrepreneur, he brings a unique perspective to the challenge of balancing risk and rewards faced by our businesses and in acquisition transactions. He has gained experiences valuable to our Board by serving as a founder, director and/or officer of two publicly-held corporations and one privately-held corporation. His knowledge of complex financial arrangements, regulatory compliance, mergers and acquisitions, and markets and trading activities is helpful to the Board in evaluating the merits of strategic initiatives and acquisitions and addressing strategic challenges. His service at the U.S. Department of Commerce in a senior leadership role involving both domestic and international businesses brings to the Board an understanding of the impact of national governmental initiatives, policies and regulation on our businesses.

Mr. Reed has chaired the board audit committee of a major university and has provided our Audit Committee with valuable perspective in managing its relationship with our independent auditors and performance of its financial reporting oversight function. His experiences contribute to his effectiveness as Chairperson of our Audit Committee.

COMMITTEES AND MEETINGS

The Board appoints the members of the four Board committees, and they had the following number of meetings during the year:

Committee	Number of Meetings During 2013

Audit	4
Compensation	5
Finance	2
Governance	6

In 2013, the Board met eight times. Each director attended at least 75% of all regular and special Board meetings and all meetings of Board committees on which the director served. Seven directors who served during 2013 attended all such meetings.

Our directors shall, whenever reasonably practicable, attend annual meetings. All directors attended the 2013 Annual Meeting. Non-employee directors, all of whom are independent, meet regularly in private session without management. The Lead Independent Director presides over the private sessions of the independent directors.

LEADERSHIP, EXPECTATIONS, OVERSIGHT

Board Leadership Structure. Our Bylaws provide that the Board has the discretion but may choose not to appoint a Chairman of the Board. In the absence of such an appointment, the Chief Executive Officer chairs meetings of the Board. Our Board has not elected a Chairman of the Board with the result that our Chief Executive Officer, Stephen C. Hooley, chairs the Board meetings and discharges the other duties of Chairman.

Lead Independent Director. The Board has determined that the Board and the Company are presently best led by having a Lead Independent Director as well as having the Chief Executive Officer discharge the duties of a Chairman. Having the Chief Executive Officer perform the functions of a Chairman provides both accountability to the Board and clear and effective leadership for the Board and the Company, while avoiding any potential for confusion or duplication of efforts between the Chief Executive Officer and a separately appointed Chairman.

Our Corporate Governance Guidelines, which are available on our website, www.dstsystems.com, provide for a strong lead independent director role and provide that the independent directors of the Board will designate a Lead Independent Director. In January 2013, Lawrence M. Higby was designated as Lead Independent Director. As Mr. Higby's current term is expiring at the end of the Annual Meeting and he is not standing for reelection, after the Annual Meeting, the independent directors will designate a new Lead Independent Director. The Lead Independent Director performs the following functions and such other functions as the Board may direct:

•
Presiding at all meetings of the Board at which the Chairman of the Board (if one is appointed) is not present, including executive sessions of the Board at which only non-management or independent directors are permitted to be present, along with other persons invited to attend such sessions by the Lead Independent Director or by consensus of a majority of the non-management or independent directors.

•
Serving as liaison between the non-management or independent directors and either the Chairman of the Board (if one is appointed) or the Chief Executive Officer.

•
Advising the Chairman of the Board (if one is appointed) or the Chief Executive Officer with respect to, and approving, Board agenda items (including items suggested by any non-management director), meeting schedules and information to be provided to the Board.

•
Serving as a point of contact for stockholders wishing to communicate with the Board other than through the Chairman of the Board (if one is appointed) or the Chief Executive Officer.

The independent directors of the Board regularly meet in executive session without management, and at such other times as the Lead Independent Director chooses. At the annual organizational meeting of the Board, and at such other times as the Lead Independent Director chooses, the independent directors may meet in executive session without management and without any non-independent directors.

Our governance processes, including the Board's involvement in developing and implementing strategy, active oversight of risk, regular review of business results and thorough evaluation of Chief Executive Officer performance and compensation, provide rigorous Board oversight of Mr. Hooley as he fulfills his various responsibilities, including discharging the duties of the Chairman.

Stock Ownership Expectations for Non-Employee Directors. The Board has adopted a guideline that its non-employee directors are expected to beneficially own an amount of DST stock with a fair market value equal to at least five times the annual minimum retainer for serving as a Board member. The guideline provides a grace period for achievement of such ownership level after joining the Board. The Board will consider personal circumstances, length of service on the Board, and the effect of market conditions in applying the guideline.

Board Risk Oversight. The Board, with the assistance of the Audit Committee, has oversight of the Company's risk assessment and risk management, with particular focus by the Board on material corporate governance and business strategy risks. The Audit Committee assists the Board with oversight of the Company's material financial risk exposures, including without limitation liquidity, credit, operational and investment risks, and the Company's material financial statement and financial reporting risks. The Compensation Committee assists the

Board with oversight of whether the Company's compensation policies and practices for all employees, including non-executive officers, create risks that are reasonably likely to have a material adverse effect on the Company, and whether the effect of incentive compensation structures for executive officers may cause inappropriate risk-taking. In each case, the Board or the Audit Committee oversees the steps Company management has taken to monitor and control such exposures.

The Chief Executive Officer, by leading Board meetings, facilitates reporting by the Audit and Compensation Committees to the Board of their respective activities in risk oversight assistance. The Lead Independent Director, who serves on both committees, suggests risk management topics to be discussed at Board meetings as he and other non-management directors deem appropriate. He may lead risk management discussions in executive sessions of non-management or independent directors. The Chief Executive Officer's collaboration with the Board allows him to gauge whether management is providing adequate information for the Board to understand the interrelationships of our various business risks. He is available to the Board to address any questions from directors regarding executive management's ability to identify and mitigate risks and weigh them against potential rewards.

INDEPENDENCE, ACCESSIBILITY, AND ACCESS TO ADVISORS

Non-Employee Director Independence. New York Stock Exchange standards, certain securities and tax laws, and our Corporate Governance Guidelines govern the independence of non-employee directors. A majority of our Board must be independent, and directors must be independent for purposes of Board committee service. Our Board has determined the independence for Board service and for service on their respective Board committees of each of Messrs. Allinson, Argyros, Bryan, Higby, Law, Liss and Reed. In addition, our Board has determined that Board Nominees Bleil and Clark would qualify as independent directors. In determining the independence of Ms. Bleil, the Board considered that, until her retirement in November 2013, Ms. Bleil was a Senior Partner at McKinsey & Company ("McKinsey") and was part of the McKinsey team that provided professional consulting services to the Company. The amount of fees paid to McKinsey in 2013 was approximately $4.08 million. These fees were received directly by McKinsey as a firm, and Ms. Bleil's direct compensation as a Senior Partner of McKinsey was not a function of these fees.

As a group, the independent directors constitute a majority of the Board. Mr. Hooley, our Chief Executive Officer, is the only member of the Board who is also an employee, and is the only director who is not independent under applicable independence standards.

To determine independence for service on the Board and its committees, the Board has adopted categorical independence standards consistent with the New York Stock Exchange Standards and contained in our Corporate Governance Guidelines. The Board has applied these categorical independence standards in determining the independence of each non-employee director and the Board Nominees. It uses the standards to determine whether a non-employee director has a material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us.

Under the Corporate Governance Guidelines, the Board presumes a non-employee director is independent if the director:

•
during the preceding three years:

•
has not been our employee and has no immediate family member (as defined in the Corporate Governance Guidelines) whom we have employed as an executive officer, and

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has not received, and has no immediate family member who has received, more than $120,000 in any 12-month period in direct compensation from us (other than in certain allowable circumstances including serving in his or her capacity as a member of the Board or of any Board committee);

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is not and has not been within the last three years, and has no immediate family member who is or has been within the last three years, employed as an executive officer by any company on whose compensation committee any one of our current executive officers concurrently serves or served;

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is not a current employee, and has no immediate family member who is a current executive officer, of:

•
the Company,

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a company that made payments to or received payments from us for property or services in any of the last three fiscal years in an amount which exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues, as reported in the last completed fiscal year of such company, or

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a charitable organization to which we contributed in any of the last three fiscal years more than 2% of such charitable organization's consolidated gross revenues or $1 million, whichever is greater;

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has no immediate family member who is a current partner of a firm that is our internal or external auditor;

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has no immediate family member who is a current employee of a firm that is our internal or external auditor and personally works on the Company's audit;

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has no immediate family member who was, within the last three years, a partner or employee of such a firm and personally worked on our audit within that time; and

•
is not a current partner or employee of a firm that is our internal or external auditor, and who was not within the last three years a partner or employee of such a firm and personally worked on our audit within that time.

The Corporate Governance Guidelines are available on our website, www.dstsystems.com. They explain circumstances in which a director can be independent even though one or more of the above circumstances exist.

The Corporate Governance Guidelines provide that a non-employee director is independent for purposes of serving on the Audit Committee only if he has not received any consulting, advisory or other compensatory fee other than for serving on the Board or a Board committee, and he is not considered an affiliated person of the Company under applicable securities regulations.

The Corporate Governance Guidelines provide that the Board must consider whether, for purposes of serving on the Compensation Committee, a non-employee director has received any consulting, advisory or other compensatory fee other than for serving on the Board or Board committees or is affiliated with the Company or one of its subsidiaries or affiliates.

Interested Party and Stockholder Communication with Directors. Interested parties and stockholders may communicate in writing with the Board, the Lead Independent Director, any director, or any group of directors such as all non-employee directors or all members of a Board committee. A vendor unaffiliated with DST receives such communications and forwards them to directors. You may direct communications to the directors in care of our vendor:

Clarence M. Kelley and Associates, Inc.
Attention: Rod Smith/regarding DST
7945 Flint
Lenexa, Kansas 66214

BOARD COMMITTEE MATTERS AND REPORTS

AUDIT COMMITTEE

We identify Audit Committee members in a table under "The Board of Directors." Committee members serve staggered three-year terms corresponding with their terms as directors. As described in the Committee's charter, the Committee is responsible for:

•
appointing, approving the services and overseeing the work of, and receiving reports directly from, the independent registered public accounting firm;

•
reviewing audited financial statements and various other public disclosures;

•
assisting the Board in overseeing material financial risk exposures; and

•
assisting the Board in overseeing our internal audit function and legal and regulatory compliance, as well as the integrity of our financial statements and certain internal controls.

Our Board has determined that Messrs. Liss and Reed, who are independent under the applicable standards, are each an "audit committee financial expert" as defined in securities regulations. Other members of the Committee may also qualify as audit committee financial experts under the regulations. No Committee member serves on more than two other public company audit committees.

Audit Committee Report

We reviewed and discussed the Company's consolidated financial statements with management and PricewaterhouseCoopers LLP, DST's independent registered public accounting firm. PricewaterhouseCoopers LLP gave us its opinion, and management represented, that the Company prepared its consolidated financial statements in accordance with generally accepted accounting principles in the United States of America. We discussed with the Company's independent registered public accountants the matters that Auditing Standard No. 16 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board ("PCAOB"), requires the Committee and the auditors to discuss.

PricewaterhouseCoopers LLP gave us and we reviewed the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with us concerning independence. We also discussed with PricewaterhouseCoopers LLP its independence from management.

Based on the above discussions, we recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

THE AUDIT COMMITTEE
Travis E. Reed, Chairperson
A. Edward Allinson
Lowell L. Bryan
Lawrence M. Higby
Samuel G. Liss

COMPENSATION COMMITTEE

Committee Structure. We identify Compensation Committee members in a table under "The Board of Directors." Committee members serve one-year terms. As described in the Committee's charter, the Committee is responsible for:

•
establishing policies and procedures for compensating executive officers and non-employee directors

•
retaining independent compensation consultants

•
determining the structure and objectives of each element of executive officer compensation, and the base salaries, incentive award opportunity levels, and all other components of such compensation

•
setting incentive compensation goals

•
approving awards under equity and incentive compensation programs, and exercising administrative authority under benefit plans

•
evaluating Chief Executive Officer performance and reviewing evaluations of the performance of other executive officers

•
recommending to the Board the structure of non-employee director compensation

•
assisting the Board in overseeing compensation risk including determinations regarding the risk of employee compensation practices and policies

•
approving certain compensation disclosures.

Executive Officer Compensation Practices. The processes and procedures for determining executive officer compensation are written and were approved by the Committee. The Committee is responsible for and has the authority under its Charter to determine the components of executive officer compensation.

In support of its pay-for-performance philosophy, the Committee ties a significant portion of executive officer compensation to the creation of stockholder value over the long-term, structures executive officer compensation so that a significant portion of total compensation is at-risk rather than fixed, and uses balanced performance goals that incent short- and long-term objectives.

The Committee periodically reviews executive officer compensation. For each review, the Committee may consider, and decide the weight it will give to, any combination of the following:

•
market competitive data
•
individual responsibilities
•
Company or business unit performance and objectives and other Company financial and strategic information
•
tax and accounting impact of proposed compensation
•
retention
•
effects of a potential severance, change in control or Company transaction.

The Committee may request our Chief Executive Officer or Vice President of Global Human Resources to recommend compensation package components. Such officers communicate executive hiring and retention concerns to the Committee. The Committee may ask the Chief Executive Officer, Vice President of Global Human Resources, Chief Financial Officer or General Counsel to provide the Committee with:

•
market analysis data
•
proposed benefit plan terms and conditions
•
financial, accounting and tax information
•
legal requirements for benefit plan and award structures
•
valuation information regarding outstanding awards and undistributed account balances and other historical Company compensation data
•
Company performance data and individual performance evaluations.

The Committee develops the criteria for evaluating Chief Executive Officer performance and annually reviews his performance against such criteria. The Chief Executive Officer periodically discusses with the Committee his view of the performance of the other executive officers.

The 2005 Equity Incentive Plan permits the Committee to delegate certain administrative matters, and the Committee has made administrative delegations to the Chief Executive Officer, Vice President of Global Human Resources, and Chief Financial Officer.

The Committee and the Board rely on the Vice President of Global Human Resources to implement compensation decisions and adopt appropriate compensation procedure internal controls.

Non-Employee Director Compensation Practices. The processes and procedures for determining non-employee director compensation are written and were approved by the Committee. The Committee recommends components of non-employee director compensation to the Board. The Board is responsible for and has the authority to determine the components of non-employee director compensation.

Compensation Consultant Engagements. The Committee may retain, at Company expense, a compensation consultant to advise the Committee on executive compensation practices and trends and to assist the Committee with determinations it may make. Under its Charter, the Committee must take into consideration certain factors regarding the independence of the consultant. The consultant recommends to the Committee executive officer and non-employee director compensation alternatives based on market data, but does not determine such compensation. The Committee has engaged Deloitte Consulting LLP ("Deloitte") with respect to executive officer compensation and has determined Deloitte to be independent. The fees charged by Deloitte for compensation-related services during 2013 were $267,357.

During 2013, Deloitte affiliates provided services that were not related to compensation consulting. Recipients were DST, DST subsidiaries, including ALPS Holdings, Inc. and its businesses, and investment company clients advised by (and not under the control of) the ALPS businesses. ALPS-related engagements reflect arrangements that were in place prior to our acquisition of ALPS, and thus those arrangements were not initially recommended by members of our management. Our management has determined to continue procuring these services from Deloitte affiliates.

Other Deloitte Services During 2013	Fees ($)

Internal Control Attest Work for ALPS businesses (including amounts paid by or reflected in fees to clients)	221,500
Audit and audit-related services for ALPS clients	749,427
Tax-related services for ALPS clients	320,293
Tax Services for DST executives reimbursed by DST	7,450
Tax Services	19,186
Accounting Advisory Services	145,664

The Committee has reviewed the various services provided by Deloitte and its affiliates and has approved the provision of all such services. The Committee does not believe that any of the non-compensation services impair Deloitte's ability to provide independent advice to the Committee or otherwise pose a conflict of interest.

Employee Compensation Risk. The Committee determines whether employee compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. The Committee obtains information from the Vice President of Global Human Resources regarding corporate, business unit, domestic, international, incentive, equity, sales commission and other programs and considers controls such as benchmarking, setting goals and award limits, and receiving assistance from independent compensation consultants. In February 2014, the Committee determined that our employee compensation practices and policies do not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

We reviewed and discussed with management the "Compensation Discussion and Analysis" section of this Proxy Statement. Based on such review and discussion, we recommended to the Board that this Proxy Statement include the "Compensation Discussion and Analysis."

THE COMPENSATION COMMITTEE
Lowell L. Bryan, Chairperson
George L. Argyros
Lawrence M. Higby
Brent L. Law
Samuel G. Liss
Travis E. Reed

FINANCE COMMITTEE

We identify Finance Committee members in a table under "The Board of Directors." Committee members serve one-year terms. As described in the Committee's charter, the Committee is responsible for:

•
assisting the Board in its oversight responsibilities with respect to financial policies, strategies and capital structure

•
advising the Board and our management on matters of asset and liability management, financial aspects of strategic and operational plans, and other such financial matters as may come before the Committee.

GOVERNANCE COMMITTEE

Committee Functions and Structure. We identify Governance Committee members in a table under "The Board of Directors." Committee members serve one-year terms. As described in the Committee's charter, the Committee is responsible for:

•
identifying and recommending to the Board persons to serve as directors and on Board committees

•
evaluating independence and other qualifications of Board and committee members

•
recommending corporate governance guidelines to and overseeing evaluations of the Board

•
adopting and implementing written policies and procedures for reviewing, approving and ratifying transactions of $120,000 or more in which the persons listed in the Beneficial Ownership section or their immediate families have a direct or indirect material interest

•
adopting and performing certain administrative duties with respect to our Business Ethics and Legal Compliance Policy.

Related Person Transaction Procedures. Written policies and procedures adopted by the Committee address Committee review of transactions of $120,000 or more in which the Company participates and a "related person" has a direct or indirect material interest. A "related person" is a director, executive officer, 5% or more stockholder, or immediate family member of any such person. Our management informs the Committee Chairperson whenever it becomes aware that any related person has, or during the relevant period has had, a direct or indirect material interest in a related person transaction and reports any actual or proposed related person transaction to the Committee Chairperson. For each such reported transaction, the Committee considers whether the related person serves on a Board committee and, if so, whether such continued service is appropriate under securities regulations pertaining to such committee. The Committee determines whether to ratify the transaction considering:

•
the significance of the transaction to the Company

•
the best interests of our stockholders

•
our ethics policy requirements

•
the materiality of the transaction to the related person

•
whether the transaction is significantly likely to impair any judgments an executive officer or director would make on our behalf.

If the Committee does not approve or ratify a transaction, it discusses with management a strategy for terminating the transaction or modifying the structure of the transaction.

Director Nomination Matters. In recommending nominees to the Board, the Committee identifies candidates who meet the current challenges and needs of the Board. The Committee identifies and evaluates nominees through multiple sources including Board and management referrals. The Committee has not adopted a policy for considering whether to designate as a Board nominee a candidate proposed by a stockholder. It does not believe a policy is necessary because it could respond on an ad hoc basis. It will consider director nominees timely proposed by stockholders in a written notice and evaluate stockholder nominees for director in the same manner it evaluates other nominees, which includes considering and giving weight to input about a nominee from management or incumbent directors.

In recommending a director nominee (including an incumbent director), the Committee considers:

•
whether the nominee has the requisite or appropriate experience, qualifications and skills

•
the nominee's commitment to prepare for and regularly attend meetings of the Board and committees

•
whether, if applicable, the nominee meets the New York Stock Exchange standards for independence and has qualifications and attributes necessary under applicable listing standards and laws and regulations for service on Board committees.

In considering these items, the Committee may contemplate the interplay of the nominee's attributes with those of the other Board members and appraise the extent to which a candidate would be a desirable addition to the Board and, as applicable, its committees. Although the Board does not have a specific policy for Board diversity, the Board may, as stated in the Corporate Governance Guidelines, consider whether the nominee's background would add to the diversity of experiences, qualifications, and skills the various directors may bring to their Board service. Additionally, the Committee considers in recommending an incumbent director for re-election the nominee's prior service on the Board, continued commitment to Board service, whether the nominee possesses the requisite financial and management experience and expertise appropriate for service on the Board and its respective committees, and any changes in employment or other status that are likely to affect such nominee's qualifications to serve.

Based on an amendment to the Corporate Governance Guidelines dated February 24, 2011 ("Restriction Commencement Date"), the Committee generally prohibits nominations of individuals who are age 75 or older at the date of nomination ("Age Restriction"). For purposes of assuring transition of productive relationships and necessary skills among directors and to facilitate an appropriate process of succession upon the adoption of the Age Restriction, the restricted age is 80 (rather than 75) for any incumbent director who was age 70 or older at the Restriction Commencement Date. The Board may approve an exception to the Age Restriction under extraordinary circumstances, on a case-by-case basis.

2014 Argyros Agreement. The Company entered into an agreement (the "2014 Argyros Agreement") with Julia A. Argyros, the Argyros Family Trust, GLA Financial Corporation and HBI Financial, Inc. (collectively, the "Argyros Group"), relating to the Company's 2014 Annual Meeting, certain governance matters of the Company and a process to help facilitate the disposition of a substantial portion of the Argyros Group's ownership of DST stock (the "Argyros Disposition").

Pursuant to the 2014 Argyros Agreement, the Company agreed to nominate John W. Clark (or his Replacement (as defined below)) and Lynn Dorsey Bleil (collectively, the "2014 Nominees") for election as directors at the 2014 Annual Meeting. In addition, each of the Company and the Argyros Group agreed to take all necessary actions to nominate the 2014 Nominees for election to the Board at the 2014 Annual Meeting, and the Argyros Group agreed to vote its shares of DST stock in favor of each of the 2014 Nominees. Information on the 2014 Nominees is included in this Proxy Statement under "The Board of Directors." In addition, the Argyros Group agreed to support the Company's recommendations with respect to voting for the stockholder proposals submitted to the Company for consideration at the 2014 Annual Meeting. As requested by the Company, the Argyros Group agreed to abstain from voting for Stockholder Proposal 6 regarding the repeal of the Company's classified Board of Directors. Information on the stockholder proposals is included in this Proxy Statement under "Additional Proposals Requiring Your Vote."

The 2014 Argyros Agreement also provides that, if Mr. Clark (or his Replacement) is unable to serve as a nominee for election as director at the 2014 Annual Meeting or if Mr. Clark (or his Replacement) is unable to serve as a director during the three-year term for which Mr. Clark is elected at the 2014 Annual Meeting (the "Term"), for any reason, the holder(s) of a majority of the shares held by the Argyros Group as of March 23, 2014 will have the right to submit the name of a replacement (the "Replacement") to the Company for its reasonable approval and who will serve as the nominee for election as director at the 2014 Annual Meeting or serve as director in such vacated seat during the remainder of the Term until the Company approves that such Replacement will serve as a nominee for election as director at the 2014 Annual Meeting or will serve as a director during the remainder of the Term.

In the 2014 Argyros Agreement, the Company and the Argyros Group agreed to negotiate in good faith definitive agreements (the "Definitive Agreements") to facilitate, among other things, certain transactions relating to the Argyros Disposition (the "Transactions"), described in the term sheet attached to the 2014 Argyros Agreement as Exhibit A (the "Term Sheet"). Subject to the negotiation and finalization of the terms and conditions to be set forth in, and the execution of, the Definitive Agreements, the Transactions contemplated would include a registered, secondary common stock offering by the Argyros Group of $450 million (before any overallotment option) of DST stock beneficially owned by the Argyros Group (the "Offering"), and concurrent with the consummation of the Offering, the Company would repurchase $200 million of DST stock beneficially owned by the Argyros Group and not sold in the Offering (the "Repurchase").

Subject to the negotiation and finalization of the terms and conditions to be set forth in, and the execution of, the Definitive Agreements, in the event that the Argyros Group does not consummate the Offering within nine months following the earlier of (i) the execution by the Company and the Argyros Group of Definitive Agreements and (ii) April 24, 2014 (such earlier date, the "Signing Date," and such nine-month period, the "Transaction Period"), so long as the Company has complied with its obligations, to be contained in such Definitive Agreements, to the Argyros Group, the Company would no longer have any obligation to help facilitate the Argyros Disposition.

Subject to the negotiation and finalization of the terms and conditions to be set forth in, and the execution of, the Definitive Agreements, in the event the Transactions are consummated or in certain other circumstances described in the Term Sheet, the Argyros Group and the Company would enter into a customary registration rights agreement providing for, depending on the particular circumstances, two or three demand registrations and setting forth the terms pursuant to which the Company would participate in an offering pursuant to a demand registration of at least $50 million of DST stock beneficially owned by the Argyros Group per each registration (the 'Demand Registrations'), and the right of the Argyros Group to the Demand Registrations would expire on the fifth anniversary of the Signing Date.

In the 2014 Argyros Agreement, subject to the negotiation and finalization of the terms and conditions to be set forth in, and the execution of, the Definitive Agreements, the Argyros Group would enter into certain customary standstill provisions, including restrictions on acquisitions by the Argyros Group of shares of DST stock, in addition to certain ongoing restrictions on the rights of the Argyros Group to submit director nominees for election to the Board of Directors of the Company, in each case, to expire on the later of the 5th anniversary of consummation of the Transactions or the date on which the Argyros Group beneficially owns less than 5% of the shares outstanding of DST stock, and the Company and the Argyros Group would agree to the following relating to the terms of directors and arrangements for director nominees proposed by the Argyros Group and to be submitted to the Company's stockholders for election to the Board:

•
On the earlier of (x) consummation of the Transactions, (y) the date on which the Argyros Group owns less than 10% of shares of DST stock outstanding and (z) the expiration of Mr. Law's (or his Replacement's) current term as a director of the Board, Mr. Law (or his Replacement) will resign from the Board or agree not to stand for election at the 2016 Annual Meeting, as applicable.

•
So long as the Argyros Group owns 5% or more of shares of DST stock outstanding, the Argyros Group will have the right to nominate one director for election at the Company's annual meeting of stockholders unless the Argyros Group nominee already sits on the Board and is not up for election at such annual meeting, and the Argyros Group will have the right to select a Replacement for such nominee or director.

•
On the first date that the Argyros Group owns less than 5% of shares of DST stock outstanding, then each of Mr. Clark and Mr. Law (or their respective Replacements) will resign from the Board.

Subject to the negotiation and finalization of the terms and conditions to be set forth in, and the execution of, the Definitive Agreements, the Argyros Group would vote in favor of the Company's slate of director nominees and any other matters brought before the stockholders by the Company at any annual meeting of stockholders.

The Definitive Agreements, which are subject to the negotiation, finalization and execution by the Company and the Argyros Group, will be filed with the SEC. The terms and conditions described above with respect to the

Transactions or other matters set forth in the Term Sheet will only come into effect upon execution of the Definitive Agreements by the Company and the Argyros Group.

In addition, pursuant to the 2014 Argyros Agreement, the Argyros Family Trust withdrew its notice of nomination of two director nominees for election to the Board of Directors and four proposals for consideration by stockholders at the 2014 Annual Meeting.

The foregoing is not a complete description of the 2014 Argyros Agreement and is qualified in its entirety by reference to the full text of the 2014 Argyros Agreement. For a copy of the 2014 Argyros Agreement, see Exhibit 99.2 to the Company's Current Report on Form 8-K that was filed with the SEC on March 24, 2014.

2013 Argyros Agreement. The Company entered into an agreement (the "2013 Argyros Agreement") on January 22, 2013 with George L. Argyros, the Argyros Family Foundation, the Argyros Family Trust, GLA Financial Corporation, HBI Financial, Inc., the Lenore Trigonis Trust Established under the Leon and Olga Argyros 1986 Trust and the Selia Poulos Trust Established under the Leon and Olga Argyros 1986 Trust (collectively, the "2013 Argyros Group"). The 2013 Argyros Agreement provides, among other things, that the Company will maintain the size of the Board at no more than nine directors at least until the conclusion of the 2014 Annual Meeting. In addition, if Mr. Law, who was elected at the 2013 Annual Meeting of Stockholders (the "2013 Annual Meeting") to serve as a director for a three-year term ending in 2016, or his replacement (the "Replacement"), is unable to serve as a director at any point during such three-year term, for any reason, the 2013 Argyros Agreement provides that the 2013 Argyros Group shall have the right to submit the name of a Replacement to the Company for its reasonable approval, and the Replacement shall serve as Director in the seat vacated by Mr. Law or his Replacement for the remaining portion of such three-year term. The 2013 Argyros Group shall have the right to continue submitting the name of a proposed Replacement to the Company for its reasonable approval until the Company approves such Replacement, whereupon such person shall be appointed as the Replacement.

Pursuant to the 2013 Argyros Agreement, the Company also agreed to take, and did, in fact, take, certain actions with respect to the 2013 Annual Meeting that are described in the Proxy Statement for the 2013 Annual Meeting that was filed on March 19, 2013.

The foregoing is not a complete description of the 2013 Argyros Agreement and is qualified in its entirety by reference to the full text of the 2013 Argyros Agreement. For a copy of the 2013 Argyros Agreement, see Exhibit 99.2 to the Company's Current Report on Form 8-K that was filed with the SEC on January 23, 2013.

NON-EMPLOYEE DIRECTOR COMPENSATION

Only non-employee directors participate in the director compensation program. The Board considered Board and committee members' duties and the Compensation Committee's recommendations in approving the program. The following table shows the compensation program for 2013:

Compensable Event/Position	Fee ($)

Annual Cash Retainer	40,000
Retainer for Lead Independent Director	30,000

Committee Chairperson Retainer	20,000 Audit
15,000 Compensation
15,000 Finance
12,500 Governance
Board Meeting Fee	5,000 in-person
1,000 by teleconference

Committee Meeting Fee	2,000 in-person
500 by teleconference
Annual Equity Award*	130,000 (fair market value of DST stock)

*
Grants of DST stock are made pursuant to the 2005 Non-Employee Directors' Award Plan and are paid as soon as practicable following the date of the annual meeting if the non-employee director will continue to serve immediately following such meeting. The number of shares is based on the fair market value (as determined under rules of Compensation Committee) on the date of grant.

To address retirement and tax planning, the Board allows non-employee directors to defer their cash compensation. The DST Systems, Inc. Directors' Deferred Fee Plan, a nonqualified deferred compensation plan, governs the deferrals and allows non-employee directors to annually elect deferral of all or a part of any cash compensation earned during the next calendar year. We credit each participating non-employee director's account with the amount of compensation deferred. We adjust the account monthly by a rate of return on a hypothetical investment the director selects among a limited number of choices including long-term investments, both equity-based and income-oriented. If the non-employee director does not select hypothetical investments for all or a portion of the account, we adjust the account by an interest factor equal to a rate of return the Board selects. Non-employee directors are fully vested in their accounts.

We will distribute a non-employee director's plan account balance after Board service terminates. We pay balances in a lump sum but will pay them in installments not to exceed ten years if the Board allows and the director has timely elected installments pursuant to plan provisions and applicable tax laws and regulations.

We have established a grantor trust in connection with the current Directors' Deferred Fee Plan. We may fund the trust equal to the sum of the payout obligations under such plans. If on or after a change in control we fail to honor obligations under such plans to a plan participant, the trust, if funded, is to distribute the required amounts to the plan participants. The trust requires us to be solvent to distribute trust accounts. Trust assets are subject to the claims of our creditors in the event of our bankruptcy. The Compensation Committee may revoke the trust until we have a change in control. The trust uses the same definition of change in control as used in executive compensation award agreements, summarized under "NEO Award/Account Values for Certain Events."

We continue to hold fully-vested fees related to Mr. Allinson's prior service on the Board from 1977 to 1990. The fees are held in a directors' deferred fee plan that terminated effective August 31, 1995. On February 26, 2014, the Board determined to liquidate this terminated plan. A payout will be made to Mr. Allinson which we anticipate will occur in the second quarter of 2014. As of December 31, 2013, the balance was $14.7 million.

We purchase term life insurance for non-employee directors. The directors name the policy beneficiaries. We provide spousal travel to occasional off-site planning meetings and reimburse family entertainment at such meetings. If we do not incur an incremental cost for an additional passenger, the spouse or significant other of a director may accompany the director to the location at which meetings of the Board or its committees are occurring by traveling on aircraft in which we have an interest.

2013 NON-EMPLOYEE DIRECTOR COMPENSATION

	A	B	C	D
	Fees Earned or Paid in Cash ($)	Stock Awards[1] ($)	All Other Compensation[2] ($)	Total ($)

A. Edward Allinson	85,000	130,000	23	215,023
George L. Argyros	91,000	130,000	23	221,023
Lowell L. Bryan	114,000	130,000	71	244,071
Lawrence M. Higby	133,500	130,000	71	263,571
Brent L. Law	95,333	173,333	71	268,737
Samuel G. Liss	114,000	130,000	71	244,071
Travis E. Reed	119,000	130,000	23	249,023
Robert T. Jackson, Former Director[3]	1,500	—	71	1,571

1
Each non-employee director continuing service after the annual meeting received 1,868 shares of DST stock as of the date of the 2013 annual meeting. We determined the number of shares by dividing $130,000 by $69.595, the average of the highest and lowest reported sale price of DST stock on May 14, 2013, the date of the 2013 annual meeting. Mr. Law, who joined the Board in February 2013, received an additional 642 shares, reflecting a pro-rated amount for his partial year of service. We determined the number by dividing $43,333 (one-third of the annual grant amount) by $67.50, the average of the highest and lowest reported sale price of DST stock on the date of Mr. Law's appointment.

2
None of our non-employee directors had perquisites in an amount of at least $10,000, so Column C does not include any amounts attributable to perquisites. Amounts in Column C are for term life insurance premiums.

3
Mr. Jackson completed his service on the Board in early 2013.

Directors may participate in our charitable match program. Under the program, the Company, through a donor-advised fund at a community charitable foundation, matches contributions by the director to qualified not-for-profit organizations in an annual amount equal to three times the contribution but not to exceed $30,000. Matching amounts to the foundation were $30,000 for each of the directors other than Mr. Higby, who did not participate. We have not included matching amounts in compensation. We do not believe the contribution directly or indirectly affects the director personally.

PROPOSAL 1
ELECT DIRECTORS

Our Bylaws divide our Board into three classes with class terms expiring each year in rotation. At each annual meeting, stockholders elect a class of directors for a full three-year term. Our Board asks you to elect Lynn Dorsey Bleil and John W. Clark (collectively, the "Board Nominees") for a three-year term expiring in 2017 or until their successors are duly elected and qualified. The Board Nominees are willing to serve as directors.

The Board applied the nominating processes described under "Board Committee Matters and Reports." It considered the Board Nominees' backgrounds and experiences described under "The Board of Directors."

If a Board Nominee should become unavailable for election, the Proxy Committee will vote for another nominee whom the Governance Committee will propose in accordance with the 2014 Argyros Agreement described under "Board Committee Matters and Reports."

OUR BOARD RECOMMENDS THAT
YOU VOTE "FOR" THE ELECTION OF THE BOARD NOMINEES

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Engagement.    PricewaterhouseCoopers LLP served as our independent registered public accounting firm as of and for the year ended December 31, 2013. PricewaterhouseCoopers LLP performed professional services in connection with the audit of our consolidated financial statements and internal control over financial reporting and the review of reports we filed with the Securities and Exchange Commission. It also reviewed control procedures of our mutual fund processing services and provided us certain other accounting, auditing and tax services.

PricewaterhouseCoopers LLP's fees for services related to 2013 and 2012 were as follows:

Type of Fees	2013($)	2012($)

Audit Fees	5,061,733	4,993,682
Audit-Related Fees[1,2]	2,845,298	2,630,352
Tax Fees[1,3]	3,085,689	3,815,902
All Other Fees[1,4]	10,048	27,080

1
The Audit Committee has determined that the provision of these services is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

2
$2,668,200 of the 2013 amount and $2,475,900 of the 2012 amount was for attest services relating to SSAE 16 reports and other controls reviews; $69,500 of the 2013 amount and $68,400 of the 2012 amount was for financial statement audits of employee benefit plans; and $107,598 of the 2013 amount and $113,132 of the 2012 amount was for projects related to agreed upon procedures, due diligence and a reasonable assurance.

3
$880,922 of the 2013 amount and $1,122,542 of the 2012 amount was for U.S. federal, state and local tax, and international compliance; and $2,204,767 of the 2013 amount and $2,693,360 of the 2012 amount was for other tax services.

4
Of the 2013 amount $10,048 was for United Kingdom revenue recognition software training. Of the 2012 amount $25,280 was for United Kingdom tax reporting assistance.

Engagement Procedures.    Audit Committee procedures prohibit the Committee from engaging an independent registered public accounting firm to perform any service it may not perform under the securities laws. The Audit Committee must pre-approve the independent registered public accounting firm's annual audit of our consolidated financial statements. The procedures require the Committee or its Chairperson to pre-approve or reject any other audit or non-audit services the independent registered public accounting firm is to perform. The Committee has directed that its Chairperson, with the assistance of our Chief Financial Officer, present and describe at regularly scheduled Audit Committee meetings all pre-approved services. The Committee has required management to present services for pre-approval within a specified period in advance of the date the services are to commence. The Committee regularly examines whether the fees for audit services exceed estimates. Securities regulations waive pre-approval requirements for certain non-audit services if their aggregate amount does not exceed specified amounts we pay to the independent registered public accounting firm. The procedures require the Committee or its Chairperson to approve, prior to completion of the audit, any services subject to this waiver. The Committee has not applied the waiver to a non-audit service. The Audit Committee pre-approved all services PricewaterhouseCoopers LLP rendered to us and our subsidiaries for 2013.

BENEFICIAL OWNERSHIP

As of March 20, 2014, we had 42,110,644 shares of DST stock outstanding. The following table shows share ownership as of such date based upon available information.

Name and Address	Shares of our Common Stock[1] (#)	Percent of Class[1] (%)

Julia A. Argyros[2]	9,203,301	21.9
Bank of Montreal and certain subsidiaries[3]	2,568,387	6.1
BlackRock, Inc.[4]	2,332,219	5.5
A. Edward Allinson[5] Director	50,872	*
George L. Argyros, Director[2,5]	356,631	*
Jonathan J. Boehm[5] Executive Vice President and Head of Healthcare Businesses	46,083	*
Lowell L. Bryan[5] Director	11,241	*
Kenneth V. Hager[5] Retired Vice President, Chief Financial Officer and Treasurer	93,096	*
Lawrence M. Higby[5] Director	8,027	*
Stephen C. Hooley[5] Chief Executive Officer and President	203,405	*
Brent L. Law[5] Director	2,510	*
Samuel G. Liss[5] Director	4,310	*
Travis E. Reed[5] Director	10,563	*
Steven J. Towle[5] Executive Vice President and Head of Financial Services	55,181	*
Robert L. Tritt[5] Retired Executive Vice President	34,181	*
Current Executive Officers and Directors as a Group (17 Persons)[5]	913,258	2.2

*
Less than 1% of the aggregate as of March 20, 2014 of DST stock and the Beneficially Owned Equity Awards described in note (1).

1
The percentage for each person or group is based on the number of shares outstanding as of March 20, 2014 and includes shares for which beneficial ownership is disclaimed, as described in the notes to this table. As provided by securities regulations, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as otherwise stated in these notes, the holders have sole power to vote or direct the vote and dispose or direct the disposition of the shares. A person is also deemed to be a beneficial owner of any securities which that person has a right to acquire beneficial ownership of within sixty days (including exercisable options and also including time-vesting restricted stock units that a retirement-eligible person would acquire if he terminated employment, which we refer to, collectively, as "Beneficially Owned Equity Awards"). Securities that can be so acquired are deemed to be outstanding for purposes of computing such person's percentage ownership, but not for purposes of computing any other person's percentage ownership.

2
Mr. and Mrs. Argyros' address is c/o Arnel Development Company, 949 South Coast Drive, Suite 600, Costa Mesa, California 92626. We based information with respect to Mr. and Mrs. Argyros and their beneficial ownership on Amendment No. 9 dated March 23, 2014 to a Schedule 13D. The Schedule 13D reports that Mrs. Argyros is the beneficial owner of 9,203,301 shares, consisting of:

•
4,715,384 shares held by the Argyros Family Trust, of which Mrs. Argyros is the sole trustee

•
4,130,500 shares held by HBI Financial Corporation of which the Argyros Family Trust is the sole stockholder and Mrs. Argyros is the Chief Executive Officer

•
1,686 shares held by GLA Financial Corporation of which the Argyros Family Trust is the sole stockholder

•
355,731 shares held by the Argyros Family Foundation of which Mrs. Argyros is the President and Chief Executive Officer.

The Schedule 13D reports that Mr. Argyros is the beneficial owner of 356,631 shares, consisting of:

•
450 shares held by the Lenore Trigonis Trust of which Mr. Argyros is the trustee and which was established under the Leon and Olga Argyros 1986 Trust

•
450 shares held by the Selia Poulos Trust of which Mr. Argyros is Trustee and which was established under the Leon and Olga Argyros 1986 Trust

•
355,731 shares held by the Argyros Family Foundation of which Mr. Argyros is the Chairman.

Neither Mr. Argyros nor Mrs. Argyros has a pecuniary interest in shares held by the Argyros Family Foundation, a charitable foundation identified in the filing. Mr. Argyros disclaims beneficial ownership of the shares collectively held by the Leonore Trigonis Trust and the Selia Poulos Trust, and both Mr. and Mrs. Argyros disclaim beneficial ownership for the shares held by the Argyros Family Foundation.

3
As reported in a Schedule 13G dated February 14, 2014 filed by Bank of Montreal, 1 First Canadian Place, Toronto, Ontario, Canada M5X 1A1. Bank of Montreal is the ultimate parent company of the following other reporting persons identified in the filing: BMO Harris Financial Advisors, Inc., 311 W. Monroe, 14th Floor, Chicago, IL 60603, BMO Asset Management Corp., 115 South La Salle Street, Floor 11 West, Chicago, IL 60603, and BMO Harris Bank, N.A., 111 West Monroe Street, Floor 6E, Chicago, IL 60690 (with Bank of Montreal, collectively the "Bank Holders"). BMO Financial Advisors, Inc., BMO Asset Management Corp., and BMO Harris Bank N.A. are fiduciaries for certain employee benefit plans, trusts and/or customer accounts. The Bank Holders report sole voting power over 380,593 shares of DST stock, shared voting power over 2,187,573 shares of DST stock, sole dispositive power over 376,309 shares of DST stock, and shared dispositive power over 700 shares of DST stock. They specifically disclaim beneficial ownership of 2,187,573 shares of DST stock. The Schedule 13G reports that (i) BMO Harris Financial Advisors, Inc. has shared dispositive power over 221 shares of DST stock, (ii) BMO Asset Management Corp. has sole voting power and sole dispositive power over 376,204 shares of DST stock and (iii) BMO Harris Bank N.A. has sole voting power over 4,389 shares of DST stock, shared voting power over 2,187,573 shares of DST stock, sole dispositive power over 105 shares of DST stock, and shared dispositive power over 2,187,573 shares of DST stock. BMO Harris Bank N.A. specifically disclaims beneficial ownership of 2,187,573 shares. A division of BMO Harris Bank N.A. provides the trust services for our 401(k) Profit Sharing Plan and Employee Stock Ownership Plan.

4
As reported in Schedule 13G filed on February 28, 2014 by BlackRock, Inc. ("BlackRock"), 40 East 52nd Street, New York, New York 10022, BlackRock is a parent holding company with the following subsidiaries who are also beneficial owners: BlackRock Advisors (UK) Limited; BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Capital Management; BlackRock Financial Management, Inc.; BlackRock Fund Advisors; BlackRock Fund Management Ireland Limited; BlackRock Fund Managers Ltd; BlackRock Institutional Trust Company, N.A.; BlackRock International Limited; BlackRock Investment Management (UK) Ltd; BlackRock Investment Management, LLC; and BlackRock Life Limited.

5
The total number of shares shown consists of the following:

	Directly Held Shares (#)	Miscellaneous Indirect Holdings[b] (#)	Beneficially Owned Equity Awards (#)

A. Edward Allinson	50,872	—	—
George L. Argyros	—	356,631	—
Jonathan J. Boehm	45,888	195	—
Lowell L. Bryan	11,241	—	—
Kenneth V. Hager[a]	62,027	30,000	1,069
Lawrence M. Higby[a]	8,027	—	—
Stephen C. Hooley	57,221	—	146,184
Brent L. Law	2,510	—	—
Samuel G. Liss	4,310	—	—
Travis E. Reed	5,563	5,000	—
Steven J. Towle	47,250	844	7,087
Robert L. Tritt	4,206	29,886	89
Current Executive Officers and Non-Employee Directors as a Group	350,501	367,833	194,924

  a
  Messrs. Hager and Higby share voting and dispositive power with their spouses of 65,286 and 8,027, respectively.

  b
  The other indirectly held shares are held in individual retirement accounts, trusts, through spouses, or otherwise. The trustee of benefit plans holds the voting and dispositive power over Mr. Tritt's indirect shares, which are held in our Employee Stock Ownership Plan. Beneficial ownership is disclaimed by Mr. Argyros as described in note (2) and by Mr. Reed as to 5,000 shares held in a trust.

INSIDER DISCLOSURES

Certain Transactions with Related Persons.    On July 31, 2012, our Board elected Stephen C. Hooley as a director. Mr. Hooley became Chief Executive Officer and President of the Company on September 13, 2012, and had served as the Company's President and Chief Operating Officer since mid-2009. Mr. Hooley served from 2004 through mid-2009 as President and Chief Executive Officer of Boston Financial Data Services, Inc. ("Boston Financial"), DST's joint venture with State Street Corporation ("State Street"). He served from mid-2009 through April 2013 as non-executive Chairman of Boston Financial. He is currently a member of the board of Boston Financial. Mr. Hooley served during 2013 as Chief Executive Officer of International Financial Data Services Limited Partnership ("IFDS, L.P"), as Chairman of International Financial Data Services Limited ("IFDS UK"), and on the boards of those entities, both of which are joint ventures with State Street. By April 2013, he no longer served in any of the IFDS positions. He had served IFDS since 2007.

Mr. Hooley's brother, Joseph L. Hooley, is the Chief Executive Officer of State Street. A Company subsidiary holds investments in State Street (at December 31, 2013, approximately 7.0 million shares with a market value of approximately $515.5 million).

For 2013, the Company had equity in earnings of unconsolidated affiliates, net of income taxes provided by the unconsolidated affiliates, of $3.6 million from IFDS, L.P. and $6.1 million from IFDS UK. The Company's subsidiary DST Output U.K. Limited (Output U.K.) entered into a related party promissory note with IFDS UK on February 7, 2011. The note provides for unsecured revolving borrowings by Output U.K. that were initially $7.8 million, but that amount decreases by approximately $1.6 million annually until the facility matures on December 31, 2015. There were no amounts outstanding under this credit agreement as of December 31, 2013.

For 2013, the Company had equity in earnings of unconsolidated affiliates, net of income taxes provided by the unconsolidated affiliates, of $8.2 million from Boston Financial. Boston Financial uses our mutual fund shareowner accounting and recordkeeping system and services as a remote services client. Certain of our subsidiaries provide printing, mailing and other services and license software to Boston Financial and its subsidiaries. In 2013, we had consolidated operating revenues of $135.6 million from Boston Financial and its subsidiaries.

In 2011, DST acquired certain customer relationship assets (full-service client processing contracts) from Boston Financial. We recorded an intangible asset of $10.7 million, which is being amortized over an estimated life of approximately ten years, and a payable to Boston Financial, which has been classified as debt and which is being paid on an installment basis over five years. At December 31, 2013, the principal amount outstanding to Boston Financial for this acquisition was $5.8 million.

Section 16(a) Beneficial Ownership Reporting Compliance.    The securities regulations require our non-employee directors, certain of our officers, and each person who owns more than 10% of DST stock to file ownership reports with the Securities and Exchange Commission. Based on our review of the reports, and our officers' and directors' written representations to us, we believe all required reports were timely filed during the relevant period, except as follows: (i) Mr. Allinson had a single transaction reported on a late Form 4; (ii) Mr. Boehm had a single exempt transaction under a Company benefit plan reported on a late Form 4; and (iii) Messrs. Hooley and Towle each had late filings in connection with their participation in a Boston Financial Deferred Compensation Plan relating to their Boston Financial service prior to becoming DST employees. Mr. Hooley had a late Form 4 filing that covered a single transaction and a late Form 5 filing that reported 6 transactions reportable in prior periods. Mr. Towle had a late Form 5 filing that covered 45 transactions 41 of which related to periods prior to 2013. Mr. Towle's transactions result in his acquisition of a total of 153 additional shares over a 7-year period.

EXECUTIVE OFFICERS

All executive officers are elected by and serve at the discretion of the Company's Board of Directors. Certain of the executive officers have employment agreements with the Company. There are no arrangements or understandings between the executive officers and any other person pursuant to which he was or is to be selected as an officer, except with respect to the executive officers who have entered into employment agreements, which agreements designate the position or positions to be held by the executive officer. None of the executive officers are related to one another or to any of the members of the Board of Directors.

Stephen C. Hooley, age 51, is the Company's Chief Executive Officer and President. He became Chief Executive Officer on September 12, 2012. He joined the Company in mid-2009 as President and Chief Operating Officer. He served from 2004 through mid-2009 as President and Chief Executive Officer of Boston Financial Data Services ("BFDS"). He served from 2009 through April 2013 as non-executive Chairman of BFDS. From 2007 through March 2013, he served as Chief Executive Officer of IFDS, L.P.

Manoochehr Mike Abbaei, age 53, became in March 2014 the Company's Executive Vice President and Head of Customer Communications leading the Company's Customer Communications business in North America. He joined the Company in April 2011 as President of DST Brokerage Solutions, LLC, a Financial Services segment business serving broker-dealers. He had been, since July 2009, managing partner at Finix Business Strategies and CEO of Finix Converge LLC, each of which the Company acquired in April 2011. The Finix companies engage in financial services consulting and social networking for corporations. As of March 19, 2014, Mr. Abbaei is no longer responsible for DST Brokerage Solutions but continues to lead Finix.

Jonathan J. Boehm, age 53, is the Company's Executive Vice President and Head of Healthcare Businesses. He re-joined the Company in 1997 after prior service in the early 1980s. Prior to becoming an Executive Vice President managing our healthcare businesses in 2009, he served as Group Vice President – Mutual Funds Full Service. He is responsible for our Healthcare Services Segment, including DST HealthCare Holdings, Inc. and its subsidiaries DST Health Solutions and Argus Health Systems.

Edmund J. Burke, age 53, is the Company's Executive Vice President and President ALPS. ALPS includes the Corporation's investment management and asset servicing businesses. ALPS Holdings, Inc. became a wholly-owned subsidiary of the Company during 2011. Mr. Burke joined ALPS in 1991 and has served as President since 2000. As part of his responsibilities for the ALPS group of companies, Mr. Burke is President and Trustee of Clough Global Allocation Fund, Clough Global Equity Fund and Clough Global Opportunities Fund; Trustee of Liberty All-Star Equity Fund; Director of Liberty All-Star Growth Fund, Inc., and Chairman of the Board and President of Financial Investors Trust. Each of these funds operates as a registered investment company pursuant to the Investment Company Act of 1940.

Simon N. Hudson-Lund, age 52, became in March 2014 the Company's Executive Vice President and CEO DST International Holdings. He joined the Company in February 2013 as Chief Executive Officer of DST International Holdings, which owns DST Global Solutions Limited, Bluedoor, DST Process Solutions Limited and DST Output Limited, and as the Global Executive Chairman of IFDS, U.K. and IFDS, L.P. He has served in numerous positions with IFDS U.K., including as Chief Executive Officer (February 2008 through January 2013), Head of European Transfer Agent Operations (January 2011 through January 2013), Chief Operating Officer (July 2005 through January 2008), and Managing Director Administration Services-Client Finance and Transfer Agent Operations (June 2003 through June 2005). In March 2013, he became Chief Executive Officer of IFDS, L.P.

Steven J. Towle, age 56, became in March 2014 the Company's Executive Vice President and Head of Financial Services. He had served since 2004 as President and Chief Executive Officer of the Company's U.S.

Customer Communications business. Prior to joining the Company, he was BFDS's President and Chief Operating Officer during 2000 through 2003 and its Senior Vice President during 1997 through September 2000.

Gregg Wm. Givens, age 53, is the Company's Senior Vice President, Chief Financial Officer and Treasurer. He assumed the role of Chief Financial Officer at the beginning of 2014. He joined the Company in 1996 as an officer and served as Vice President and Chief Accounting Officer from 1999 through 2013.

Vercie Lark, age 51, is Executive Vice President and Chief Information Officer. He joined the Company as Vice President and Chief Information Officer in June 2010 and assumed his current title in March 2014. He is responsible for the Company's global information technology infrastructure and architecture functions, global information privacy and security, and global information technology sourcing. Mr. Lark previously served since July 2009 as Vice President and Chief Information Officer of CenturyLink, Inc., a provider of voice, broadband and video services. He had served since 2008 as the Chief Information Officer of Embarq Corporation, which was acquired in 2009 by CenturyLink.

M. Elizabeth Sweetman, age 50, is Senior Vice President and Chief Human Resources Officer. She joined the Company in June 2013 as a vice president and assumed her current title in March 2014. Prior to joining the Company, she had served since 2007 as Senior Vice President Human Resources for Furniture Brands International, a home furnishings designer and manufacturer that, following her departure from that company, filed for bankruptcy in September 2013.

Randall D. Young, age 57, became Senior Vice President, General Counsel and Secretary in mid-2013. Since 2002, he had served as Vice President, General Counsel and Secretary. He joined the Company as a Vice President in 1995.

COMPENSATION DISCUSSION AND ANALYSIS

This section is the Compensation Committee's discussion and analysis of the 2013 compensation for the officers named in the "Summary Compensation Table" under NEO Compensation (the "named executive officers" or "NEOs"). References to "we" and "our" are to the Compensation Committee.

Executive Summary

During 2013 we enhanced NEO compensation programs in a number of ways in order to further align pay with the strategic and financial success of the Company. We continue to promote the alignment of interests between our NEOs and stockholders by tying a large portion of total compensation to key short- and long-term Company goals, and delivering a significant portion of total compensation in the form of DST stock.

2013 Financial Highlights

During 2013, the Company:
•	Continued monetization of non-operating assets, resulting in $494.6 million of pre-tax proceeds.
•	Increased non-GAAP diluted EPS by 14.8% as compared to 2012, through improved operating results.
•	Generated higher revenues and operating income in all three operating segments, resulting in an improved operating margin as compared to 2012.
•	Processed 96.9 million total shareowner accounts, an increase of 8.8 million or 10.0% as compared to December 31, 2012.
•	Gained new client commitments in all three of DST's operating segments.
•	Decreased debt by $328.6 million or 32.5% as compared to December 31, 2012.

Pay for Performance Enhancements for 2013

The following summarizes 2013 compensation actions taken by the Committee to further enhance the link between executive compensation and overall Company performance:
•	We increased the portion of overall compensation that is at-risk.
We increased the portion of the NEOs' long-term incentives that is in the form of performance-vesting equity. Two-thirds of the grant date fair value of the equity is in the form of Performance Stock Units.
•	We increased our focus on long-term results.
We incorporated a three-year performance goal into the Performance Stock Units so that no vesting occurs prior to completion of the three-year performance period.

We rebalanced the Chief Executive Officer's compensation so that a greater portion of his Total Direct Compensation (defined in "Compensation Discussion and Analysis") is tied to long-term performance.
•	We broadened our use of financial performance goals for variable compensation plans.
We used performance goals that, in combination, provide an appropriate balance between the Company's revenue growth, operating improvements and profitability objectives.

Annual incentives payouts are determined based 60% on Adjusted Earnings Per Share and 40% on Adjusted Operating Revenue, while Performance Stock Units vest based on cumulative three-year Adjusted EBITDA.

•	We introduced a 'performance curve' for the 2013 Performance Stock Unit grant.
The number of units vesting decreases or increases based on varying levels of goal achievement (target, threshold and maximum). A minimum level of vesting is allowed if we achieve threshold performance. Vesting is at 150% of target if we achieve maximum performance.

Named Executive Officers

For 2013, the following executive officers are our NEOs.

Stephen C. Hooley	Chief Executive Officer and President
Kenneth V. Hager	Retired Vice President, Chief Financial Officer and Treasurer
Jonathan J. Boehm	Executive Vice President and Head of Healthcare Businesses
Steven J. Towle	Executive Vice President and Head of Financial Services
Previously Chief Officer of our Customer Communications Business in the U.S. and U.K.
Robert L. Tritt	Retired Executive Vice President and Leader of U.S. Investment Recordkeeping Solutions

2013 Executive Compensation Philosophy

We design NEO compensation to attract, motivate, and retain the key executives who drive our success and industry leadership. We seek to:

•
Align NEO and stockholder interests

•
Attract and retain quality leadership through competitive total compensation opportunities

•
Build and support a performance-driven culture

•
Motivate executives to deliver strong business results in line with stockholder expectations

•
Discourage excessive risk taking.

We use benchmarking data as a factor in determining the total compensation opportunity for each NEO. We target:

•
Base salary to approximate the median of the benchmarking data

•
Total Cash Compensation (base salary plus the annual incentive) to the median of the benchmarking data, with the opportunity to earn above median Total Cash Compensation for above median performance

•
Total Direct Compensation (the combination of Total Cash Compensation and long-term incentives) to the median of the benchmarking data, with the opportunity to earn above median Total Direct Compensation for above median performance.

The benchmarking data is gathered and presented to the Compensation Committee by our independent compensation consultant, Deloitte Consulting LLP ("Deloitte"). Peer group data is used as explained below. Deloitte supplements peer group data with published survey data from general industry and computer and data processing companies of a similar financial size.

Peer Group

We used an industry peer group to assess competitive market compensation levels for the NEOs. We considered compensation at companies generally comparable to the Company in terms of annual revenue, market capitalization, and industry. The following seventeen companies comprised the compensation benchmarking industry peer group for 2013:

•	Alliance Data Systems Corporation	•	Broadridge Financial Solutions, Inc.
•	Convergys Corporation	•	Corelogic, Inc.
•	CSG Systems International, Inc.	•	Euronet Worldwide, Inc.
•	Fiserv, Inc.	•	Fidelity National Information Services, Inc.
•	Global Payments Inc.	•	Heartland Payment Systems, Inc.
•	Jack Henry & Associates, Inc.	•	Lender Processing Services, Inc.
•	MoneyGram International, Inc.	•	NCR Corporation
•	Teletech Holdings Inc.	•	Total Systems Services, Inc.
•	Verifone Systems, Inc.

Advice to the Compensation Committee

Deloitte provided various data, analyses and advice to the Compensation Committee on executive compensation matters during 2013. Deloitte reports directly to us and attends our Committee meetings as requested.

We welcome the Chief Executive Officer's input as we design NEO compensation programs and set the compensation of the other NEOs. However, the Chief Executive Officer is not present during discussions at Committee meetings or between Deloitte and the Committee regarding his compensation.

The Compensation Committee alone makes decisions about the amounts and forms of NEO compensation, and our decisions may reflect factors and considerations other than information and advice from the Chief Executive Officer, Deloitte and members of management.

Flexibility in Determining Compensation

So that total compensation opportunity can be tailored to reflect individual factors, we consider market benchmark compensation data for individual positions and also obtain additional information from management when setting pay levels, including:

•
the responsibilities of each individual NEO position

•
the compensation levels we believe are necessary to incent and retain individual NEOs

•
the performance of individual NEOs, including but not limited to the ability to meet business challenges strategically, plan long-range, achieve financial results, lead the team for which the officer is responsible, prudently steward our resources, and promote legal and ethical compliance.

We do not follow precise formulas when determining NEO compensation levels. Rather, we consider whether the various components of our compensation programs justify the cost to the Company and provide value to our stockholders. We periodically review amounts realizable from prior awards when considering retention and other compensation strategies.

Components of Compensation

Base Salaries

Base salaries are a fixed compensation component, and their primary purpose is to attract and retain quality leadership. Base salaries for the NEOs are reviewed annually for potential adjustments.

Annual Incentives

The annual incentive plan is an at-risk, performance-based compensation program designed to align the interests of executives and stockholders by providing compensation based on the achievement of pre-determined annual financial goals.

For 2013, 60% of annual incentive performance was based on Adjusted EPS performance, with the remaining 40% tied to Adjusted Operating Revenue. Threshold, target and maximum goals (provided in this "Compensation Discussion and Analysis") were established in early 2013, with payout opportunities ranging from 0% to 150% of target.

Half of the incentive amount earned in excess of the threshold opportunity is paid in the form of deferred cash that vests in the third year following the performance period. We established this provision in order to provide an additional retention incentive to NEOs.

Long-term Incentives

Equity grants are designed to align NEO and stockholder interests through the appreciation of stock price over the vesting period. The Company utilizes a combination of time-vesting Restricted Stock Units (Time RSUs) and Performance Stock Units (PSUs) in order to provide NEOs with a balanced retention and performance incentive opportunity.

We apportioned the aggregate grant date fair value to each NEO so that one-third is in the form of Time RSUs and two-thirds are in the form of PSUs. Time RSUs vest in 20%, 30% and 50% increments over three years, while PSUs vest based on performance against a pre-determined three-year cumulative Adjusted EBITDA goal. Threshold, target and maximum goals were established in early 2013, with payout opportunities ranging from 0% to 150% of target.

Compensation Mix

Short-term Versus Long-term Incentive Compensation

For our Chief Executive Officer and other NEOs, the ratio of incentive compensation that is short-term (annual incentive) versus long-term (Time RSUs, PSUs) further illustrates our commitment to long-term stockholder value creation. The majority of incentive compensation is tied to the Company's stock price over the long-term.

CEO Target Short- Vs. Long-term Incentive Compensation	Other NEO Target Short- Vs. Long-term Incentive Compensation

At-risk Compensation

The majority of the Chief Executive Officer and other NEOs' compensation is considered at-risk, i.e., tied to Company performance over the short- and/or long-term. The at-risk elements of NEO compensation are the annual incentive and the PSUs. We set goals based on in-depth discussions with management regarding growth objectives, our mix of businesses, projections and competitive outlooks. We believe our emphasis on at-risk compensation supports our pay for performance philosophy by aligning Company and stockholder objectives.

We believe the additional emphasis on at-risk and long-term compensation for the Chief Executive Officer (when compared to the other NEOs) reflects his additional responsibility and overall contribution to Company performance.

CEO Target Fixed Vs. At Risk Compensation	Other NEO Target Fixed Vs. At Risk Compensation

2013 Compensation Details

Annual Base Salaries

Base salaries are intended to help attract and retain high caliber executive talent. NEO base salaries are targeted at the median of the industry peer group benchmark data, but also take into account each NEO's responsibilities, leadership, tenure, and retention risk.

The following table summarizes the 2013 base salary increases for the NEOs. Increases were based on consideration of retention and a general assessment of increases in the industries from which we draw talent.

	2012 Base Salary	% Increase	2013 Base Salary

Stephen C. Hooley	$800,000	0%	$800,000
Kenneth V. Hager	$319,302	1.5%	$324,092
Jonathan J. Boehm	$427,450	3.0%	$440,274
Steven J. Towle	$453,202	3.0%	$466,798
Robert L. Tritt	$427,450	3.0%	$440,274

Annual Incentives

The following table summarizes the 2013 annual incentive opportunity levels for the Chief Executive Officer and other NEOs as a percent of base salary.

2013 Target Bonus (% of Base Salary)

Chief Executive Officer	150%
Other NEOs	100%

The following table summarizes the 2013 annual incentive payout 'curve' as a percentage of target goal achievement and states the corresponding weighted financial goals.

	Weighting	Threshold 50%	Target 100%	Maximum 150%

Adjusted EPS Goals1,[3]	60%	$3.77	$4.10	$4.38
Adjusted Operating Revenue Goals2,[3]	40%	$1.85 billion	$1.95 billion	$2.10 billion

1
Adjusted EPS is defined as diluted EPS for the reporting period as reflected in the audited financial statements, adjusted for the effect of shares repurchased and further adjusted as described in note (3).

2
Adjusted Operating Revenue is defined as consolidated operating revenue for the reporting period as reflected in the audited financial statements, adjusted as described in note (3).

3
Pre-determined adjustments are made to the level of goal achievement if a subsidiary or joint venture is sold, non-operating assets are sold or impaired, private equity fund distributions occur, enacted income tax rates change, or GAAP changes.

For the 2013 performance year, the annual incentive goal result was as follows:

	Actual Performance	Performance as a % of Target	Weighting	Weighted Payout

Adjusted EPS Goals1,[3]	$4.72	150.0%	60%	90.0%
Adjusted Operating Revenue Goals2,[3]	$1.961 Billion	103.5%	40%	41.5%
Total				131.5%

1
The following pre-determined adjustments affected the level of achievement:
•
Effect of repurchased shares
•
Sale or impairment of non-operating assets (real estate and securities)
•
Private equity fund distributions

2
The following pre-determined adjustments affected the level of achievement:
•
Sale of non-operating assets (real estate)

3
Information regarding the adjustments can be found in Item 6 (Selected Financial Data) and Note 13 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. The adjustments under Item 6 are listed in the non-GAAP reconciliation table under 'Net gains on securities and other investments,' 'Leased facility abandonment costs (gains),' and 'Net losses on real estate assets.'

The following table summarizes the actual annual incentives awarded for 2013 and the breakdown between cash, and deferred cash:

	2013 Target Bonus	Actual Performance	Actual Bonus Total	Cash	Deferred Cash

Stephen C. Hooley	$1,200,000	131.5%	$1,578,000	$1,089,000	$489,000
Kenneth V. Hager	$324,092	131.5%	$426,181	$426,181	—	*
Jonathan J. Boehm	$440,274	131.5%	$578,960	$399,549	$179,411
Steven J. Towle	$466,798	131.5%	$613,839	$423,619	$190,220
Robert L. Tritt	$440,274	131.5%	$578,960	$399,549	$179,411

*
All of Mr. Hager's incentive was paid in cash pursuant to his retirement agreement described in this discussion.

Long-term Incentives – Time RSUs and PSUs

The Committee determined that one-third of the aggregate number of equity grants for 2013 should be time-vesting units (Time RSUs vesting in 20%, 30% and 50% increments over a three-year period), and two-thirds should be a target grant of performance-vesting units (PSUs vesting based on performance against pre-determined cumulative Adjusted EBITDA goals at the end of the three-year (2013-2015) period).

The following table shows the aggregate grant date fair value for each NEO, and the allocation of the value between time- and performance-vesting units.

	Aggregate Grant Date Fair Value[1]	Aggregate Number of Units[2]	Time RSUs (One-Third Aggregate Units) (#)	PSUs (at Target Number Granted) (#)

Stephen C. Hooley	$3,913,043	43,424	14,330	29,094
Kenneth V. Hager	$667,508	7,407	2,444	4,963
Jonathan J. Boehm	$934,470	10,370	3,422	6,948
Steven J. Towle	$934,470	10,370	3,422	6,948
Robert L. Tritt	$934,470	10,370	3,422	6,948

1
Based on the accounting assumptions in note (13) to the Consolidated Financial Statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

2
The grant date fair value was divided by the average of the highest and lowest reported sale price of DST stock on February 21, 2013, which was $67.50. Fractional shares were rounded up to a whole share.

In order to further align payout levels with long-term financial performance, we introduced a performance curve for the 2013 PSU awards. Vesting of PSUs is based on performance against pre-determined Adjusted EBITDA goals at the end of the three-year (2013-2015) performance period. The following table summarizes the vesting as a percentage of the target number of units for all NEOs as well as the corresponding financial goals.

	Threshold	Target	Maximum

PSU Vesting as a Percentage of Target	50%	100%	150%

EBITDA is defined as cumulative earnings before interest, taxes, depreciation, amortization and equity, as reflected in the audited financial statements for the three-year performance period ending December 31, 2015. Pre-determined adjustments are to be made to the level of goal achievement if a subsidiary or joint venture is sold, non-operating assets are sold or impaired, private equity fund distributions occur, enacted income tax rates change, or GAAP changes.

Individual NEO Matters

Chief Executive Officer Employment Agreement

Mr. Hooley's legacy employment agreement is dated January 1, 2009 and does not provide for employment through a set date. Prior to approving the agreement, we reviewed leading market and industry practice regarding appropriate and common provisions for executives in senior leadership positions. The agreement:

•
provides for separation benefits (base salary, life/health premium reimbursements) in the event of a termination without cause based on a 24-month period and a prorated annual incentive award for the year of termination based on actual goal achievement, subject to Mr. Hooley's execution of a release of claims

•
protects Mr. Hooley for a three-year period following a change in control in the event of a termination without cause or resignation for good reason; these "double trigger events" (change in control followed by the qualifying termination) would cause payouts, based on the remainder of the three-year period, of base salary, life/health premium reimbursements and annual incentives, calculated as described under "NEO Award/Account Values for Certain Events"

•
prohibits Mr. Hooley from soliciting employees, soliciting customers for the benefit of a competitor, acquiring an interest in a competitor other than an insignificant interest in a public company, or becoming employed by or consulting on behalf of a competitor for three years following any type of termination of employment.

Although the agreement contains an excise tax gross-up provision, we have committed not to include golden parachute excise tax gross-up provisions in future executive employment agreements.

The agreement is further summarized under "NEO Compensation" and "NEO Award/Account Values for Certain Events."

Chief Executive Officer Stock Ownership Guidelines

To further align Chief Executive Officer and stockholder interests, we have guidelines that the Chief Executive Officer must maintain stock ownership of at least six times his base salary. Under the guidelines, Mr. Hooley has five years from his September 12, 2012 appointment as Chief Executive Officer to attain the requisite level of stock ownership. (The non-employee director stock ownership requirements are described under "The Board of Directors").

CFO Retirement Agreement

On May 31, 2013, the Company and Mr. Hager entered into a retirement agreement. Pursuant to the agreement, Mr. Hager retired from the CFO position on December 31, 2013. He served for an additional two weeks in a non-executive officer role in January 2014 to facilitate an orderly transition.

The agreement provided for a special retirement payment of $750,000 in recognition of Mr. Hager's service and transition assistance and to fulfill certain requirements in his employment agreement. Under the agreement, the Company allocated a portion of its contribution to the Greater Kansas City Community Foundation in the amount of $50,000 in the Company's name and in Mr. Hager's honor, to be donated to certain charities. The agreement provided for the continued applicability of Mr. Hager's confidentiality, non-competition and non-solicitation covenants contained in his employment and award agreements. It also contained a general release in favor of the Company and certain related parties. As provided in the agreement, Mr. Hager was entitled to receive all vested benefits and payments available under applicable plans and programs. The retirement triggered the full, partial or potential future vesting of certain awards under the terms and conditions of the governing award agreements, as described under "NEO Award/Account Values for Certain Events." In approving the retirement agreement, we considered and recognized Mr. Hager's 29 years of service to and accomplishments on behalf of the Company.

Miscellaneous Benefits

Perquisites

We provide NEOs with a modest level of perquisites to promote convenience in the performance of duties for the Company. In 2013, we allowed Mr. Hooley limited personal use of aircraft in which we own fractional interests. We monitor personal use through receipt of reports from our Chief Financial Officer at least four times per year. NEOs may also receive estate planning services, tax return services, paid parking, and personal use of a Company car or a car allowance. We reimburse spouse or guest travel to, and family entertainment at, offsite planning meetings at which NEOs and their spouses or guests interact with each other and with members of the Board and their spouses or guests. We do not gross-up NEO perquisites for tax liabilities.

Retirement Benefits

Each NEO participates in the 401(k) Profit Sharing Plan. Like other participants, NEOs receive discretionary profit sharing contributions and matching contributions with respect to their salary deferral contributions. Accounts generally vest based on years of service. The 401(k) portion of their account is credited with earnings, gains or losses based on the participant's direction from among various investment options available under the plan, including DST stock. The profit sharing portion of their account is credited with earnings, gains or losses based on Company-directed investments. Accounts are distributable upon separation from service for any reason, financial hardship, or reaching age 59 1/2.

Accelerated Award Vesting Benefits

We allow full or partial accelerated vesting of deferred cash and equity awards upon death, disability, retirement and in other limited termination of employment circumstances as described under "NEO Award/Account Values for Certain Events." These benefits aid NEOs in the event of health crises, aid their families in the event of their deaths, help NEOs plan for retirement, and balance the Board's flexibility in making management changes or effecting transactions which could result in an NEO's involuntary termination of employment.

Insurance Benefits

NEOs participate in group health, vision and dental insurance plans on the same basis as other employees. We provide NEOs with individual variable life insurance policies in lieu of participation in our employee group life policy. The policies are portable and allow NEOs to accrue cash surrender value. We provide NEOs with a long-term disability policy to allow a similar income replacement percentage of salary as is available to employees in general. We also provide NEOs coverage under a group excess liability insurance policy. These benefits aid NEOs in health crises and aid their families in the event of their deaths.

Double Trigger Change in Control Protections

Our award agreements provide generally for full vesting of unvested deferred cash and equity awards upon a "double trigger" i.e., a change in control followed by a qualifying termination of employment. We believe these protections promote stability during a change in control by encouraging our executives to cooperate with and achieve a change in control approved by the Board without being distracted by the possibility of termination or demotion following the change in control.

Say-on-Pay

At the 2013 Annual Meeting, the percentage of the votes cast in favor of the Say-on-Pay proposal was 91.7%. We believe this indicates shareholder confidence in our pay for performance philosophy. Despite this level of support, we made further enhancements to our compensation structures during 2013 to reinforce our commitment to pay for performance, as described in this discussion.

Clawback Policy

To mitigate the risk that incentives would be based on erroneous financial results, each NEO's incentive compensation is subject to our clawback policy, which requires Company recoupment of various award amounts in the event of certain accounting restatements. The accounting restatement would trigger the return (or clawback) of incentive compensation for 2013 performance resulting from the Company's material noncompliance with financial reporting requirements under the securities laws. The amount to be returned would equal the portion of an award based on the erroneous data; in other words, the amount in excess of what would have been paid if the results as stated in the restated financials had applied to the award determination. If a clawback is triggered, NEOs would be required to return the value of their awards, or a portion thereof, regardless of whether their individual conduct contributed to the financial restatement.

Tax Deductibility/Section 162(m)

The annual and long-term incentive plans are both governed by our 2005 Equity Incentive Plan. We obtained approval of the Plan by our stockholders, which facilitates the deductibility of performance-based compensation under Section 162(m) of the Internal Revenue Code. Our primary focus is applying our executive compensation philosophy in order to attract, retain and incentivize our NEOs, and we reserve the right to determine whether to utilize the performance-based compensation exemption.

If a non-recurring or unexpected event occurs during a performance period, we may consider adjustments to be made in calculating goal achievement that were not pre-determined when we set goals ("Non-Predetermined Adjustments"). We did not make Non-Predetermined Adjustments for NEO awards for 2013.

For maximum deductibility under Section 162(m), we determine NEO participation in the annual incentive program, make PSU grants to NEOs, and set performance goals for NEO awards within the first ninety days of a performance year. We also determine prior to the end of a performance year whether to make Non-Predetermined Adjustments, and we do not upwardly adjust the calculation of goal achievement for NEOs based on Non-Predetermined Adjustments.

Compensation for 2014

In February 2014, we adopted an executive change in control and severance plan so that NEOs without employment agreements will have certain protections in the event of their involuntary terminations of employment, including qualifying terminations following a change in control. Messrs. Boehm and Towle will participate in the plan.

NEO COMPENSATION

SUMMARY COMPENSATION TABLE FOR 2013

		A	B	C	D	E	F
Name and Principal Position	Year	Salary ($)	Stock Awards[1] ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation[2] ($)	All Other Compensation[3] ($)	Total ($)

Stephen C. Hooley	2013	800,000	3,913,043	—	1,966,074	175,902	6,855,019
Chief Executive Officer and	2012	695,082	—	—	1,819,713	342,864	2,857,659
President	2011	650,000	1,383,103	439,754	1,215,298	199,921	3,888,076
Kenneth V. Hager	2013	324,092	667,508	—	788,879	824,584	2,605,063
Retired Chief Financial Officer	2012	319,300	—	—	574,766	103,986	998,052
and Treasurer	2011	310,000	545,236	173,102	281,457	83,582	1,393,377
Jonathan J. Boehm	2013	440,274	934,470	—	689,842	51,340	2,115,926
Executive Vice President	2012	427,450	—	—	642,921	55,477	1,125,848
	2011	415,000	763,521	242,411	325,841	48,727	1,795,500
Steven J. Towle	2013	466,798	934,470	—	619,284	46,509	2,067,061
Executive Vice President	2012	453,000	—	—	554,981	40,783	1,048,764
	2011	440,000	763,521	242,411	463,392	38,847	1,948,171

Robert L. Tritt	2013	440,274	934,470	—	695,170	51,589	2,121,503
Retired Executive Vice	2012	427,450	—	—	623,510	57,667	1,108,627
President	2011	415,000	763,521	242,411	384,022	52,296	1,857,250

1
The grant date fair values shown in Column B are based on the accounting assumptions in note (13) to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. The value was allocated between Time RSUs and PSUs as shown in "Compensation Discussion and Analysis." The vesting terms and conditions are described in the sections "Compensation Discussion and Analysis" and "NEO Award/Account Values for Certain Events."

2
Column D shows the aggregate annual incentive award for 2013, apportioned between a current cash award and a deferred cash award (as explained in "Compensation Discussion and Analysis"), as well as earnings during 2013 on mandatorily and voluntarily deferred cash balances of earlier annual incentive awards. The deferred cash vesting terms and conditions are described under "NEO Award/Account Values for Certain Events" and are subject to earnings and losses based on hypothetical investment choices as explained following the Nonqualified Deferred Compensation table. Mr. Hager's entire annual incentive award for 2013 is in the form of current cash pursuant to his retirement agreement, described in "Compensation Discussion and Analysis."

3
Amounts in Column E are described below in "Elements of All Other Compensation."

Elements of All Other Compensation.    In the "Summary Compensation Table," Column E (All Other Compensation) includes amounts for various types of compensation, as shown below.

All Other Compensation	Stephen C. Hooley ($)	Kenneth V. Hager ($)	Jonathan J. Boehm ($)	Steven J. Towle ($)	Robert L. Tritt ($)

Matching Contribution to 401(k)-2013 plan year	7,650	7,650	7,650	7,650	7,650
Discretionary Profit Sharing Contribution – 2013 plan year	10,200	10,200	10,200	10,200	10,200
Life Insurance Premium	6,552	9,949	6,442	8,292	9,212
Special Retirement Compensation	—	750,000	—	—	—
Perquisites and Personal Benefits (listed below)	151,500	46,785	27,048	20,367	24,527

The perquisites and personal benefits in the last row of the above table are comprised of the following:

Perquisite or Personal Benefit	Stephen C. Hooley	Kenneth V. Hager	Jonathan J. Boehm	Steven J. Towle	Robert L. Tritt

Paid Parking	X	X	X	X	X
Long-Term Disability Premiums	X	X	X	X	X
Excess Liability Insurance Premiums	X	X	X	X	X
Personal Use of Company Car or Car Allowance	X	X	X	X	X
Tax Return Preparation Services	X	X	—	—	—
Non-Business Events at Offsite Planning Meetings	X	X	X	X	—
Reimbursement of Legal Fees in Connection With Mr. Hager's Retirement Agreement	—	X	—	—	—
Personal Use of Aircraft in which the Company has a Fractional Interest*	X	—	—	—	—

*
Mr. Hooley was allowed personal use of aircraft, as explained in "Compensation Discussion and Analysis." The amount shown for his perquisites includes the incremental cost of aircraft personal use during 2013 of $133,499 (calculated based on the hourly charge for the flight, the fuel charge for the flight, and the ground transportation charge). We did not include in the incremental cost any portion of our monthly aircraft management fee, which we would have paid regardless of the personal use, or depreciation on the plane, which does not vary based on use.

The NEOs also participated in 2013 in a program in which the Company, through a donor-advised fund at a community charitable foundation, matches contributions by the NEOs to qualified not-for-profit organizations in an amount equal to two times the contribution, with a $30,000 maximum for the Chief Executive Officer under the director match program and a $20,000 maximum for the other NEOs. Contributions were made on behalf of all DST employees who chose to participate, and we do not believe the contribution directly or indirectly benefited the NEO personally. As a result, we have not included matching amounts in the "Summary Compensation Table." Matching contributions were $29,750 for Mr. Hooley, $6,600 for Mr. Boehm, and $20,000 for the other NEOs. As described in "Compensation Discussion and Analysis," the Company made an additional charitable contribution in Mr. Hager's honor in connection with his retirement.

Additional Summary Compensation Table Information.    In 2013 we had employment agreements with two of our executive officers, Mr. Hooley, our Chief Executive Officer, and Mr. Hager, who then served as our Chief Financial Officer. Pursuant to his employment agreement, Mr. Hooley was entitled to a base salary of at least $550,000, and was to receive an incentive program opportunity as determined by the Compensation Committee. Our employment agreement with Mr. Hooley is further described in "Compensation Discussion and Analysis." The Company entered into a retirement agreement with Mr. Hager in 2013, which agreement is described in "Compensation Discussion and Analysis." Pursuant to his retirement agreement, Mr. Hager received a payment of $750,000 on his retirement date, which is included in the "Summary Compensation Table" in Column E, under "All Other Compensation."

NONQUALIFIED DEFERRED COMPENSATION FOR 2013

Deferral Activity and Balances.    The following table provides information regarding NEOs' nonqualified deferred compensation accounts. We describe the various forms of nonqualified deferral programs following the table.

	A	B	C	D	E
Named Executive Officer and Type of Deferral	Executive Contributions in 2013[1] ($)	Registrant Contributions in 2013[2] ($)	Aggregate Earnings in 2013[3] ($)	Aggregate Withdrawals/ Distributions in 2013[4,6] ($)	Aggregate Balance at December 31, 2013[5,6] ($)

Stephen C. Hooley
Annual Incentive Deferred Cash	—	489,000	388,074	787,344	1,017,019
Kenneth V. Hager
Annual Incentive Deferred Cash	220,890	—	362,698	—	1,730,204
Terminated Executive Plan	—	—	14,615	—	347,788
Supplemental Executive Retirement Plan	—	—	35,894	—	863,620
Jonathan J. Boehm
Annual Incentive Deferred Cash	—	179,411	110,882	198,597	318,524
Steven J. Towle
Annual Incentive Deferred Cash	—	190,220	5,445	150,660	284,435
Robert L. Tritt
Annual Incentive Deferred Cash	—	179,411	116,210	279,767	319,684

1
Column A shows annual incentive deferred cash amounts that vested in 2013 for the 2010 performance year but were further deferred by NEO election pursuant to applicable tax rules and annual incentive procedures.

2
Column B shows contributions in 2014 for the 2013 plan year. No deferred cash amount is shown for Mr. Hager because under the terms of Mr. Hager's retirement agreement, his annual incentive award for 2013 was paid in cash with no deferred component.

3
Column C shows for each NEO the aggregate earnings during 2013. The range of 2013 earnings rates on available hypothetical investments for all of the nonqualified deferral accounts other than annual incentive deferred cash accounts was 4.3% to 4.659%. The range of 2013 earnings rates on available hypothetical investments for the deferred cash accounts was negative 8.3% to positive 41.7%.

4
Column D shows the distribution during 2013 of an annual incentive deferred cash award for the 2010 performance year.

5
The amounts in Column E were vested as of December 31, 2013 for Mr. Hager as a result of his retirement eligibility. For the other NEOs, the amounts shown are unvested. Accelerated vesting would occur as shown in "NEO Award/Account Values for Certain Events."

  The following is an aggregate of the Column E amounts reported in the Summary Compensation Tables in prior annual meeting proxy statements:

Named Executive Officer	Amounts from Column E Reported In Previous Summary Compensation Tables($)

Stephen C. Hooley	1,017,019
Kenneth V. Hager	2,941,612
Jonathan J. Boehm	77,444
Steven J. Towle	122,610
Robert L. Tritt	319,684

6
Mr. Hager has elected to receive his account balances in installments over five years. The installments for the deferred cash begin in 2014, and the installments for the other plans begin in 2015.

Nonqualified Deferral Programs.

Arrangements for Incentive and Equity Awards.    By making an election by June 30 of the performance year, NEOs can voluntarily defer the current cash awards they receive as annual incentives and can voluntarily extend the future payout of vested deferred cash awards and issuance of shares for vesting RSUs. The elected periods can be either a number of years or until separation from service. After electing an initial payout or share issuance date, participants can further extend the date for a minimum of five years if they do so at least one year prior to the initially selected date.

Retirement Plans.    Mr. Hager has vested accounts under a Supplemental Executive Retirement Plan and an Executive Plan, each of which is terminated. Under the plans, we made annual contributions to equalize the value of contributions we would have made to various qualified plans and of forfeiture amounts that we would have credited to qualified plan accounts if certain tax regulations had not limited contributions.

Earnings Arrangements.    We make credits to or deductions from nonqualified deferral accounts based on hypothetical earnings. For the annual incentive awards in deferral, we base earnings on the participants' elections among a limited number of long-term investment choices, both equity-based and income-oriented. The number of choices is administratively manageable but allows participants to diversify their hypothetical earnings and control their level of risk. SERP and Executive Plan balances are adjusted based on a formula using ten-year U.S. Treasury bond rates. For all the plans, earnings and losses are credited or debited at least annually.

GRANTS OF PLAN-BASED AWARDS FOR 2013

The following table and notes show annual incentive opportunity levels that existed at the beginning of 2013 for, and equity grants during 2013 to, each of the NEOs.

		A			B			C	D
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[1] ($)			Estimated Future Payouts Under Equity Incentive Plan Awards[2,4] (#)			All Other Stock Awards; No. of Shares of Stock[3,4] (#)
									Grant Date Fair Value of Stock Awards ($)
Named Executive Officer	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Stephen C. Hooley
Annual Incentive	02/21/13	600,000	1,200,000	1,800,000	—	—	—	—	—
PSUs	02/21/13	—	—	—	14,547	29,094	43,641	—	2,945,768
Time RSUs	02/21/13	—	—	—	—	—	—	14,330	967,275
Kenneth V. Hager
Annual Incentive	02/21/13	162,046	324,092	486,138	—	—	—	—	—
PSUs	02/21/13	—	—	—	2,482	4,963	7,445	—	502,538
Time RSUs	02/21/13	—	—	—	—	—	—	2,444	164,970

Jonathan J. Boehm
Annual Incentive	02/21/13	220,137	440,274	660,411	—	—	—	—	—
PSUs	02/21/13	—	—	—	3,474	6,948	10,422	—	703,485
Time RSUs	02/21/13	—	—	—	—	—	—	3,422	230,985
Steven J. Towle
Annual Incentive	02/21/13	233,399	466,798	700,197	—	—	—	—	—
PSUs	02/21/13	—	—	—	3,474	6,948	10,422	—	703,485
Time RSUs	02/21/13	—	—	—	—	—	—	3,422	230,985

Robert L. Tritt
Annual Incentive	02/21/13	220,137	440,274	660,411	—	—	—	—	—
PSUs	02/21/13	—	—	—	3,474	6,948	10,422	—	703,485
Time RSUs	02/21/13	—	—	—	—	—	—	3,422	230,985

1
The range of annual incentive awards that could have been earned for 2013 performance depended on the level of achievement of performance goals. The amounts shown represent percentages of base salary that were each NEO's threshold, target and maximum opportunity levels, as further described in "Compensation Discussion and Analysis."

  EPS and business unit goal achievement for 2013 have already been determined and the amounts earned are set forth in Column D of the Summary Compensation Table. Mr. Hager's award is paid 100% in cash. The other NEOs' aggregate earned annual incentive awards for 2013 and the allocations between cash and deferred cash are shown in "Compensation Discussion and Analysis." The deferred cash portion, shown in Column B of the "Nonqualified Deferred Compensation" table, is scheduled to vest on December 1, 2016, subject to accelerated vesting in limited circumstances, and can be forfeited due to termination of employment, as described under "NEO Award/Account Value for Certain Events." The deferred cash award is subject to account earnings and losses based on hypothetical investment choices.

2
Column B shows PSUs that have the potential to vest at a percentage of the target grant level based on the achievement of target, threshold and maximum Adjusted EBITDA goals, as further described in "Compensation Discussion and Analysis."

3
Column C shows Time RSUs that vest in 20%, 30% and 50% increments, as further described in "Compensation Discussion and Analysis."

4
The allocation of the aggregate grant date fair value between the number of Time RSUs and the number of PSUs (at the target grant level) is explained in "Compensation Discussion and Analysis." Vesting terms and conditions for these awards are described under "NEO Award/Account Values for Certain Events." When the Company pays a dividend, equivalents accrue on unvested PSUs and Time RSUs in the form of additional unvested units. During 2013, additional units received as dividend equivalents were as follows:

	Additional Dividend Equivalent Units Granted During 2013
Named Executive Officer	PSUs[a]	Time RSUs	Performance RSUs[b]

Stephen C. Hooley	520	208	201
Kenneth V. Hager	89	44	78
Johnathan J. Boehm	124	61	136
Steven J. Towle	124	61	184
Robert L. Tritt	124	61	111

  a
  The dividend equivalents shown are shown at maximum level as if 150% of the target grant amount would be vesting after the three-year performance period.

  b
  The Performance RSUs for Messrs. Boehm and Towle are described in note (2) to the "Outstanding Equity Awards at Fiscal Year-End" table.

OPTION EXERCISES AND STOCK VESTED IN 2013

	Option Awards		Stock Awards*
Named Executive Officer	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)

Stephen C. Hooley	25,000	776,500	48,449	3,366,716
Kenneth V. Hager	32,889	1,348,490	18,900	1,313,363
Jonathan J. Boehm	—	—	24,769	1,721,201
Steven J. Towle	55,341	1,926,238	20,674	1,436,639
Robert L. Tritt	16,026	405,741	26,803	1,862,542

*
These columns show the gross number of units vesting. Shares were withheld from this gross amount for satisfaction of the withholding obligations.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
(December 31, 2013)

	Option Awards[1]				Stock Awards[2]
	A	B	C	D	E	F	G	H
Named Executive Officer	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Stephen C. Hooley	70,400		43.825	12/14/19
	50,000		43.825	12/14/19
	25,784	12,856	47.51	12/01/21
					1,986	180,210	44,161	4,007,169
					14,501	1,315,821
Kenneth V. Hager					785	71,231	7,534	683,635
					2,474	224,491
Jonathan J. Boehm	38,900		43.825	12/14/19
	14,213	7,087	47.51	12/01/21
					1,099	99,723	2,068	187,650
					3,463	314,233	10,546	956,944
Steven J. Towle	14,213	7,087	47.51	12/01/21
					1,099	99,723	6,210	563,495
					3,463	314,233	10,546	956,944
Robert L. Tritt	14,213	7,087	47.51	12/01/21
					1,099	99,723	10,546	956,944
					3,463	314,233

1
Column A shows vested non-qualified stock options. Column B shows time-vesting non-qualified stock options ("Time Options") that were unvested at year-end. The options vest in one-third increments over the three anniversaries of the grant date (December 14, 2009 or December 1, 2011, as applicable). Only the third tranche of the awards granted in 2011 was unvested at year-end. The options in Column B are subject to forfeiture for termination of employment prior to vesting except for the special vesting events described under "NEO Award/Account Values for Certain Events."

2
Column E shows the Time RSUs described in "Compensation Discussion and Analysis," including dividend equivalents to date. The first row of Column E shows Time RSUs granted on February 24, 2011 and the second row of Column E shows Time RSUs granted on February 21, 2013. The Time RSUs vest in 20%, 30% and 50% increments in the month of March following the first, second and third anniversaries of the grant date. The Time RSUs are subject to forfeiture for termination of employment prior to vesting except for the special vesting events described in "NEO Award/Account Values for Certain Events."

  The first row of Column G for Messrs. Boehm and Towle shows performance-vesting RSUs ("Performance RSUs") granted on February 23, 2010 as part of 2010 compensation with a 2010-2014 goal performance period. Full goal achievement has occurred for these units based on 2013 results. The Performance RSUs were subject to forfeiture for termination of employment prior to vesting except for the special vesting events described in "NEO Award/Account Values for Certain Events."

  For all NEOs, Column G shows the PSUs granted on February 21, 2013 described in "Compensation Discussion and Analysis." They vest at a percentage of the target grant number depending on the level of achievement during 2013-2015 of Adjusted EBITDA goals. Solely for purposes of this table, we have assumed maximum vesting, and have shown 150% of the original target grant number and dividend equivalents to date. The PSUs are subject to forfeiture for termination of employment prior to vesting except for the special vesting events described in "NEO Award/Account Values for Certain Events."

NEO AWARD/ACCOUNT VALUES FOR CERTAIN EVENTS

The Compensation Committee has incorporated accelerated vesting terms and conditions into its awards for certain termination of employment events. In the following table we show the vesting and payout valuations for hypothetical terminations of employment as if they had occurred at December 31, 2013. Not shown in the table are the effects of voluntary termination of employment (other than a retirement), termination for cause, and change in control that is followed neither by a termination without cause nor by a resignation for good reason. These events would not have caused accelerated award vesting or separation benefits. Following the table, we give details regarding the valuations as well as the reasons for the limited termination of employment protections.

	Stephen C. Hooley ($)	Kenneth V. Hager* ($)	Jonathan J. Boehm ($)	Steven J. Towle ($)	Robert L. Tritt ($)

December 31, 2013
Hypothetical Event and Award or Other Benefit to be Valued
Death or Disability[a]
Time Options	555,765	0	306,371	306,371	306,371
Time RSUs	1,496,030	96,789	413,956	413,956	413,956
Performance RSUs	0	0	187,650	563,495	0
PSUs	890,522	170,863	212,695	212,695	212,695
Deferred Cash Accounts	1,017,019	245,892	318,524	284,435	319,684
Hager Retirement Agreement Payment		750,000
Total	3,959,336	1,263,544	1,439,196	1,780,952	1,252,706
Retirement[b]
Time RSUs	0	96,789	0	0	135,505
PSUs	0	170,863	0	0	239,281
Deferred Cash Accounts	0	245,892	0	0	0
Hager Retirement Agreement Payment		750,000
Total	0	1,263,544	0	0	374,786
Termination without cause in connection with a reduction in forcec,f,[g]
Time Options	385,948	0	212,758	212,758	212,758
Time RSUs	369,463	0	135,505	135,505	135,505
Performance RSUs	0	0	187,650	563,495	0
PSUs	1,001,770	0	239,281	239,281	239,281
Deferred Cash Accounts	1,017,019	0	318,524	284,435	319,684
Severance Base Salary	1,600,000	0	0	0	0
Life and Health Premiums	51,018	0	0	0	0
Premium Gross-Up	43,631	0	0	0	0
Total	4,468,849	0	1,093,718	1,435,474	907,228
Termination without cause in connection with a business unit Divestitured,f,[g]
Time Options	385,948	0	212,758	212,758	212,758
Time RSUs	369,463	0	135,505	135,505	135,505
Performance RSUs	0	0	150,120	450,796	0
PSUs	1,001,770	0	239,281	239,281	239,281
Deferred Cash Accounts	1,017,019	0	318,524	284,435	319,684
Severance Base Salary	1,600,000	0	0	0	0
Life and Health Premiums	51,018	0	0	0	0
Premium Gross-Up	43,631	0	0	0	0
Total	4,468,849	0	1,056,188	1,322,775	907,228

	Stephen C. Hooley ($)	Kenneth V. Hager* ($)	Jonathan J. Boehm ($)	Steven J. Towle ($)	Robert L. Tritt ($)

Change in control followed by termination without cause or resignation for good reasone,[h]
Time Options	555,765	0	306,371	306,371	306,371
Time RSUs	1,496,030	0	413,956	413,956	413,956
Performance RSUs	0	0	187,650	563,495	0
PSUs	4,007,169	0	956,944	956,944	956,944
Deferred Cash Accounts	1,017,019	0	318,524	284,435	319,684
Hooley Severance Base Salary	2,400,000	0	0	0	0
Hooley Benefit Continuation	131,127	0	0	0	0
Hooley Severance Incentive Award	3,600,000	0	0	0	0
Hooley Income or Excise Tax Gross-Up	5,383,363	0	0	0	0
Total	18,590,473	0	2,183,445	2,525,201	1,996,955
Other termination without causef,[g]
Hooley Severance Base Salary	1,600,000	0	0	0	0
Hooley Life and Health Premiums	51,018	0	0	0	0
Hooley Premium Gross-Up	43,631	0	0	0	0
Total	1,694,649	0	0	0	0

*
As described in "Compensation Discussion and Analysis," the Company entered into a retirement agreement with Mr. Hager. As provided in the agreement, Mr. Hager was entitled to receive all vested benefits and payments, including his deferred cash balance and vested equity awards. Payout of certain unused vacation time is available to employees generally, and Mr. Hager's vacation payment was $195,719. The retirement agreement noted that the retirement terms and conditions of his award agreements would apply, with the effect that his Time RSUs granted in 2011 and 2013 would partially vest and his PSUs granted in 2013 would vest pro rata in 2016 based the level of goal achievement and the number of service months (12) during the three-year performance period. From the date of the retirement agreement, Mr. Hager's employment could terminate only as contemplated by the agreement, or pursuant to his death or disability. Accordingly, the table reflects values only for death, disability and retirement. The Company agreed to provide a payment of $750,000 to Mr. Hager, which is shown in the table.

NOTES REGARDING EFFECT OF VARIOUS EVENTS:

a
Death or Disability:

  Mr. Hager's deferred cash account, Time RSUs and PSUs would have vested as if he had retired, as described in note (b).

  For all other NEOs, vesting of Time Options, deferred cash accounts and all types of Restricted Stock Units would have accelerated and PSUs would have vested pro rata based on the three-year performance period and at target grant levels.

  Employment agreement benefits would not have been paid to Mr. Hooley.

b
Retirement:

  Messrs. Hager and Tritt were retirement-eligible at year-end for purposes of the Time RSUs and the PSUs.

  A pro rata portion of the Time RSUs scheduled to vest on March 14, 2014 would have vested, based on the number of months worked since the previous grant/vesting dates.

  PSU vesting would occur in 2016, pro rata for one-third of the performance period and based on actual goal achievement for 2013-2015, which has been projected (actual results may differ).

  Mr. Hager was retirement-eligible at year-end for purposes of his deferred cash accounts.

  The other benefits shown for Mr. Hager were entitlements under his retirement agreement.

c
Reduction in Force:

  Time Options unvested at year-end would have vested pro rata based on the number of months since the grant date during the three-year vesting period.

  Vesting of deferred cash accounts would have accelerated.

  A pro rata portion of the Time RSUs scheduled to vest on March 14, 2014 would have vested, based on the number of months worked since the previous grant/vesting dates.

  Performance RSUs would have vested as a result of full goal achievement in 2013, although vesting would have been delayed until March 14, 2014.

  PSU vesting would occur in 2016, pro rata for one-third of the performance period and based on actual goal achievement for 2013-2015, which has been projected (actual results may differ).

  Employment agreement benefits to Mr. Hooley would have been paid as described in note (f).

d
Business Unit Divestiture:

  Time Options unvested at year-end would have vested pro rata based on the number of months since the grant date during the three-year vesting period.

  Vesting of deferred cash accounts would have accelerated.

  A pro rata portion of the Time RSUs scheduled to vest on March 14, 2014 would have vested, based on the number of months worked since the previous grant/vesting dates.

  Performance RSUs would have vested based on the number of months that have elapsed in the 60-month performance period.

  PSU vesting would occur in 2016, pro rata for one-third of the performance period and based on actual goal achievement for 2013-2015, which has been projected (actual results may differ).

  Employment agreement benefits to Mr. Hooley would have been paid as described in note (f).

e
Change in Control Followed By a Termination Without Cause or Resignation for Good Reason:

  Vesting of Time Options, deferred cash accounts and all types of Restricted Stock Units would have accelerated.

  PSU vesting would have occurred as if the maximum performance level had been achieved.

  Employment agreement benefits to Mr. Hooley would have been paid as described in note (f).

  Change in Control Not Followed By a Termination Without Cause or Resignation for Good Reason:

  Performance RSUs as well as PSUs (at maximum level) would have begun vesting in one-third increments over the anniversary dates of the change in control so long as the employment continued, and any unmet performance conditions would no longer have applied.

f
Employment Agreement Separation Provisions:

  Mr. Hooley's employment agreement provides for separation benefits (base salary, life/health premium reimbursements) based on a 24-month period and a prorated annual incentive award for the year of termination based on actual goal achievement.

  For life and health insurance premiums, we used 2014 rates.

  Mr. Hooley's agreement entitles him to premium gross-ups as described in note (g).

g
Health and Life Insurance Premium Gross-Ups:

  The estimates for Mr. Hooley are based on our monthly cost of health and life insurance premiums as explained in note (f). To determine the aggregate value of the insurance coverage continuation, we multiplied the monthly health and life insurance premiums by the number of months of taxable insurance coverage continuation to which Mr. Hooley is entitled under his employment agreement. We then calculated the additional tax gross-up payment we would have been obligated to make in order to put Mr. Hooley in an after-tax position as if he had never received the taxable insurance coverage continuation.

h
Employment Agreement Post-Change in Control Separation Provisions; Parachute Taxes:

  Under Mr. Hooley's employment agreement, certain benefits are provided upon a termination without cause or resignation for good reason ("Special Termination") that occurs within the three-year period following the change in control. The amounts payable (base salary and the benefit continuation and annual incentive amounts described below) are based on the length of time from the date of the Special Termination to the end of the three-year period. For purposes of this table, the Special Termination is treated as having occurred on the date of the change in control.

  •
  Benefit Continuation Period.  Benefit continuation amounts consist of life and health insurance premiums and estimated 401(k) profit sharing contributions. Note (f) describes the determination of the monthly life and health insurance premium amounts. Profit sharing contribution amounts are based on contributions made for 2013.

  •
  Severance Incentive Award.  The annual incentive award is based, as the employment agreement requires, on the assumption that we achieved target goals for the remainder of the three-year period.

  Internal Revenue Code Section 4999 imposes a 20% excise tax on parachute payments ("parachute tax"). The Compensation Committee has formally determined not to include golden parachute excise tax gross-up provisions in future executive employment agreements. Mr. Hooley's legacy employment agreement provides that he is eligible for a gross-up payment relating to the parachute tax. Any gross-up payment is intended to put him in the same after-tax position as if he had not been subject to the parachute tax. The potential parachute payment is generally subject to a scaleback equal to the largest amount that can be paid without triggering the parachute tax. If the payment is scaled back, there would be no parachute tax and no gross-up payment. However, if Mr. Hooley would retain, after tax, more than 120% of the amount he would retain if the potential parachute payments were scaled back, the cap does not apply and he is entitled to a gross-up payment, not to exceed five times the parachute tax. In the event of a Special Termination on a December 31, 2013 change in control, Mr. Hooley would have been entitled to a gross-up payment, in the amount shown in the above table, and no scaleback would have applied.

Valuation Methods for the Table.

Type of Incentive or Equity Award	Valuation Method

Time Options	The Time Options valued in the table are described in note (1) to the "Outstanding Equity Awards at Fiscal Year-End" table, and the value is based on the spread ($43.23) between the $90.74 closing price on December 31, 2013 ("Closing Price") and the $47.51 strike price, multiplied by the number of units that would vest.
Time RSUs	The Time RSUs valued in the table are described in "Compensation Discussion and Analysis." The amount shown for Time RSUs is the number of units that would vest multiplied by the Closing Price and includes dividend equivalents through 2013.
Performance RSUs	The Performance RSUs valued in the table consist of performance-vesting units granted to Messrs. Boehm and Towle as described in note (2) to the "Outstanding Equity Awards at Fiscal-Year End" table. Full goal achievement has occurred for these units based on 2013 results. The amount shown for Performance RSUs is the number of units that would vest multiplied by the Closing Price and includes dividend equivalents through 2013.
PSUs	The PSUs valued in the table have a three-year (2013-2015) performance period and are further described in "Compensation Discussion and Analysis." For purposes of this section, we estimated goal achievement to be 112.5% of the target goal level, using the accounting assumptions set forth in note (13) to the Consolidated Financial Statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2013. The amount shown for PSUs is the number of units that would vest based on the estimated achievement, multiplied by the Closing Price. We have included in our calculations the PSUs granted as dividend equivalents through 2013. Actual goal achievement for PSUs may differ.
Deferred Cash Accounts existing as of December 31, 2013 under the Annual Incentive Program	The amounts for Deferred Cash Accounts in this table are unvested balances as of December 31, 2013. Annual incentives, of which deferred cash is a component, are described in "Compensation Discussion and Analysis." The annual incentives for the 2013 performance year are not included in the table because employment at year-end, rather than any special events shown in this section, triggered the awards.

REASONS FOR TERMINATION OF EMPLOYMENT PROTECTIONS

The Compensation Committee believes limited termination of employment protections:

•
promote NEO retention by generally protecting NEOs against forfeiture of awards for termination of employment outside of their control

•
further the NEO's commitment to the Company by accelerating the vesting date of certain awards and accounts if the NEO terminates employment after eligibility for retirement

•
provide stability in the event of a possible change in control

•
reward long-term service by increasing retirement accumulations.

In consideration of these protections, NEOs accept award agreements in which they commit not to solicit Company employees and customers for one year after termination of employment.

Specific Protections – Other than Change in Control.    For each type of award, the Compensation Committee selected the terms and conditions it believed at the time of the grant were appropriate, as shown below. Vesting terms and conditions have varied over time based on circumstances and market practices.

Death/Disability
The Compensation Committee selected accelerated vesting of deferred cash and equity awards in consideration of the potential needs of the grantee and the grantee's family.
Retirement
Retirement is defined as reaching age 59 1/2 with 3 years of service. For 2013 equity grants, the Compensation Committee also considered employees who are at least age 55 with at least 20 years of service as retirement-eligible. The Committee selected retirement terms and conditions for various awards, as follows:

Time Options: The Compensation Committee believes it reasonable to allow a person whose termination constitutes a retirement to have the benefit of the full remaining term of a vested option to exercise it. Retirement does not trigger vesting.
Time RSUs: The Compensation Committee believes it reasonable to allow pro rata vesting of only one tranche of unvested units. Outstanding Time RSUs were granted in February of 2011 and 2013.

Performance RSUs: For these 2010 awards to Messrs. Boehm and Towle, the Compensation Committee selected pro rata vesting based on goal achievement for the year of retirement so that a retiree would not vest absent a contribution to such achievement.
PSUs: The Compensation Committee believes pro rata vesting should only occur after the performance period based on goal achievement for these performance awards granted as part of 2013 compensation.

Deferred Cash: The Compensation Committee selected full vesting upon retirement because the retiree contributed to the performance that triggered the grant. Deferred cash has long been a component of annual incentives.
Business Unit Divestiture/Reduction in Force

Time Options: The Compensation Committee believes it is appropriate to allow pro rata vesting for options held for at least six months prior to the event, as the Company's actions would have terminated the vesting period.
Time RSUs: The Compensation Committee believes it appropriate to allow pro rata vesting.

Performance RSUs: For these 2010 awards to Messrs. Boehm and Towle, the Compensation Committee believes that as long as the business unit has been performing at a level that would have caused goal achievement, the grantees should retain a pro rata benefit should the Company sell the business unit. For a reduction in force, vesting is determined in the same manner as a retirement so that a grantee would not vest absent a contribution to goal achievement.
PSUs: The Compensation Committee believes that pro rata vesting should occur after the performance period based on goal achievement for these performance awards granted as part of 2013 compensation.

Deferred Cash: The Compensation Committee believes it appropriate to allow full vesting in recognition of the contribution of the group of affected employees to the performance that triggered the grant.

Double Trigger Change in Control Protections.    The Compensation Committee allows full vesting of equity and deferred cash awards if a qualifying termination of employment or resignation for good reason follows a change in control within the time periods specified in the applicable employment or award agreement. This is known as "double trigger" vesting. The first event is the change in control, which does not trigger a payout, and the second event (the double trigger) is the qualifying termination of employment. The change in control events, and the Committee's reasons for selecting them are:

Change in Control Event	Rationale

Incumbent directors (as determined in the relevant agreement or plan) cease to represent 75% of the Board	The Committee set this threshold so that only a major change in Board composition resulting from a change in control would trigger change in control benefits.
A person becomes the beneficial owner of 20% or more of our common stock without approval of the Board (subject to certain exceptions)	The Committee set this threshold recognizing that a 20% stockholder could exert substantial influence over our management policies. With cumulative voting, a 20% stockholder could elect one director each year in which three directors are elected and thus could potentially control the Board over time.
We consummate a transaction involving less than 60% control by existing stockholders	The Committee incorporated this threshold to protect executives from compensation avoidance in the event the Board were to approve a hostile proposed acquisition.
Stockholders approve a liquidation or asset sale unless a "related party" acquires control of our assets	The Committee designed this provision to avoid the risk of unintended change in control benefits if a majority-owned subsidiary, employee group, employee benefit plan or corporation controlled by our stockholders acquires control of our assets.

ADDITIONAL PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 2
RATIFY THE AUDIT COMMITTEE'S SELECTION
OF PRICEWATERHOUSECOOPERS LLP

The Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2014. Our Board requests stockholders to ratify such selection.

PricewaterhouseCoopers LLP will:

•
audit our consolidated financial statements and internal control over financial reporting

•
review certain reports we will file with the Securities and Exchange Commission

•
provide you and our Board with certain reports

•
provide such other services as determined by the Audit Committee and its Chairperson from time to time.

PricewaterhouseCoopers LLP served as our independent registered public accounting firm for 2013, performing professional services for us. We expect representatives of PricewaterhouseCoopers LLP to attend the Annual Meeting. We will allow them to make a statement if they desire and to respond to appropriate questions.

The Audit Committee is responsible for selecting the Company's independent registered public accounting firm for 2014. Accordingly, stockholder approval is not required to appoint PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm. However, our Board believes that the submission of the Audit Committee's selection to the stockholders for ratification is a matter of good corporate governance. If the Company's stockholders do not ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm, the Audit Committee will review its future selection of an independent registered public accounting firm. The Audit Committee may retain another independent registered public accounting firm at any time during the year if it concludes that such change would be in your best interest.

OUR BOARD RECOMMENDS THAT
YOU VOTE "FOR" THE RATIFICATION OF
THE AUDIT COMMITTEE'S SELECTION OF
PRICEWATERHOUSECOOPERS LLP

PROPOSAL 3
ADVISORY RESOLUTION TO APPROVE NEO COMPENSATION

In this proposal, we provide stockholders with the opportunity to cast an advisory vote on compensation paid to our Named Executive Officers ("NEOs") listed in the "Summary Compensation Table" under NEO Compensation. This advisory vote, commonly known as "Say-on-Pay," gives stockholders an opportunity to express their views on the overall compensation program, philosophy, policies and practices for NEOs, rather than on any particular element of their compensation.

The Board and its Compensation Committee (the "Committee") are committed to sound compensation and governance practices. As part of that commitment, we are holding our Say-on-Pay vote annually. At the 2013 Annual Meeting, approximately 91.7% of the votes cast were in favor of our Say-on-Pay proposal, reflecting broad stockholder support for the Company's NEO compensation programs and practices.

The Committee believes that the structure of our NEO compensation plays a material role in the alignment of executive and stockholder interests, as well as our ability to drive financial results and attract and retain critical talent. For a more detailed overview of the Company's financial performance, as well as the pay for performance enhancements made to the NEO compensation programs, please refer to the "Compensation Discussion and Analysis."

For 2013, the Committee enhanced its pay for performance practices by increasing the portion of overall compensation that is at-risk, increasing its focus on long-term results, broadening the types of goals used to incent performance, and introducing a performance curve for performance-vesting equity, as described in the "Compensation Discussion and Analysis."

The three main components of our NEO compensation are base salaries (designed to attract and retain critical talent), annual incentives (designed to drive performance) and long-term incentives (designed to align NEO and stockholder interests). Additional NEO benefits include limited and reasonable perquisites, retirement benefits, accelerated award vesting in limited circumstances, health and life insurance benefits, and double trigger change in control protections. These additional benefits promote the competitiveness of our compensation program as well as NEO commitment to the Company, employment retention, retirement planning and health and welfare.

The majority of incentive compensation for the Chief Executive Officer as well as the other NEOs is long-term (71% for the Chief Executive Officer, and a 61% average for the other NEOs). Further, the majority of Chief Executive Officer and other NEO compensation is at-risk and tied to Company performance (64% for the Chief Executive Officer, and a 57% average for the other NEOs). For annual incentives and performance-vesting equity granted as part of 2013 compensation, the Committee used a variety of performance goals (Adjusted EPS and Adjusted Operating Revenue goals for the 2013 annual incentive and Adjusted EBITDA goals for the three-year (2013-2015) performance period applicable to Performance Stock Units). The use of varied goals incents the achievement of balanced short- and long-term objectives, as described in "Compensation Discussion and Analysis."

On an ongoing basis, the Committee reviews NEO compensation to assess whether it is competitive and meets the objectives of governance developments that the Committee deems prudent to adopt.

We encourage you to read the "Compensation Discussion and Analysis" for additional information. While your vote is non-binding, in the event of a significant vote against this proposal, the Board and the Committee will seek to understand the outcome and evaluate actions in response to stockholder concerns.

We ask you to vote in favor of NEO compensation by adopting the following resolution:

  "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the NEO compensation as described in Compensation Discussion and Analysis, tabular compensation disclosures and other narrative executive compensation disclosures in this Proxy Statement, is hereby APPROVED."

OUR BOARD RECOMMENDS THAT
YOU VOTE "FOR" THE ADVISORY RESOLUTION
TO APPROVE NEO COMPENSATION

PROPOSAL 4
STOCKHOLDER PROPOSAL REGARDING THE
SEPARATION OF THE CHAIRMAN OF THE BOARD
AND CHIEF EXECUTIVE OFFICER POSITIONS

The Treasurer of the State of Connecticut, as fiduciary of the Connecticut Retirement Plans and Trust Funds (the "Connecticut Retirement Funds"), 55 Elm Street, Hartford, Connecticut 06106, which owns 7,300 shares of common stock (based on information provided to us by the Connecticut Retirement Funds), has notified the Company that it intends to present the following proposal at the Annual Meeting:

  RESOLVED: The shareholders of DST Systems, Inc. ("DST") request the Board of Directors to adopt a policy, and amend the bylaws as necessary to reflect that policy, to require the Chair of the Board of Directors to be an independent member of the Board. This independence requirement shall apply prospectively so as not to violate any contractual obligation at the time the policy is adopted. Compliance with this policy should be waived if no independent director is available or willing to serve as Chair, and the policy should provide that the Board will select a replacement Chair if a previously-independent Chair ceases to be independent.

The Stockholder's Supporting Statement

Stephen Hooley serves as both Chief Executive Officer and Chair of DST's Board of Directors. We believe the combination of these two roles in a single person weakens a corporation's governance structure, which can harm shareholder value. As Intel former Chair Andrew Grove stated, "The separation of the two jobs goes to the heart of the conception of a corporation. Is a company a sandbox for the CEO, or is the CEO an employee? If he's an employee, he needs a boss, and that boss is the board. The chairman runs the board. How can the CEO be his own boss?"

In our view, shareholder value is enhanced by an independent Board Chair who can provide a balance of power between the Chief Executive Officer and the Board and can support robust Board oversight. The primary duty of a Board of Directors is to oversee the management of a company on behalf of its shareholders. We believe that having the Chief Executive Officer serve as Chair creates a conflict of interest that can result in excessive management influence on the Board.

An independent Board Chair has been found in studies to improve the financial performance of public companies. A 2007 Booz & Co. study found that, in 2006, all of the underperforming North American companies with long-tenured Chief Executive Officers lacked an independent Board Chair (The Era of the Inclusive Leader, Booz Allen Hamilton, Summer 2007). A more recent study found that, worldwide, companies are now routinely separating the jobs of Chair and Chief Executive Officer: in 2009 fewer than 12 percent of incoming Chief Executive Officers were also made Chair, compared with 48 percent in 2002 (CEO Succession 2000-2009: A Decade of Convergence and Compression, Booz & Co., Summer 2010).

We believe that independent Board leadership would be particularly constructive at DST, given the other governance structures that limit Board accountability. The Board is classified, so only one-third of directors are up for election each year. As well, directors need to obtain support from only a plurality, rather than a majority, of shares voted in order to be elected.

We urge shareholders to vote for this proposal.

THE BOARD OF DIRECTORS' STATEMENT IN OPPOSITION

OUR BOARD RECOMMENDS THAT YOU VOTE "AGAINST"
THIS STOCKHOLDER PROPOSAL FOR THE FOLLOWING REASONS:

After careful consideration of the proposal, the Board believes that maintaining a flexible, tailored approach to determining the Company's Board leadership structure continues to serve the best interests of both the Company and its stockholders.

Mandating a Board Leadership Structure is Not in the Best Interests of the Company or Stockholders. The proposal seeks to mandate one leadership structure for all circumstances and would inappropriately and rigidly limit the Board's ability to determine, in its business judgment, and based on then relevant facts, circumstances and criteria, the best leadership structure for the Board. While there are a variety of viewpoints concerning a board's optimal leadership structure, the available empirical data concerning the impact of board leadership on company performance and stockholder value is inconclusive. Accordingly, the Board does not believe in a "one-size-fits-all" approach to corporate governance and believes that stockholders are best served if the Board retains the flexibility to decide what leadership structure works best for the Board and to make changes in the leadership structure if the Board believes circumstances so warrant and based on what is in the best interests of the Company and stockholders at any given time.

Our Bylaws provide that the Board has the discretion to appoint or not appoint a chairman of the Board. If the Board elects to appoint a chairman, the Board has no policy mandating that the offices of chairman and Chief Executive Officer be held by the same person or that the offices be separated. However, in the absence of such an appointment, the Chief Executive Officer chairs meetings of the Board. The Board has not elected a chairman of the Board with the result that our Chief Executive Officer chairs the Board meetings and discharges the other duties of chairman. The Board believes that having the Chief Executive Officer perform the functions of a chairman provides both accountability to the Board and clear and effective leadership for the Board and the Company.

The Company's Corporate Governance Guidelines Provide for a High Degree of Independent Oversight. While the Board does not believe that separation of the roles of chairman and Chief Executive Officer is necessary for effective Board leadership, we acknowledge the importance of independent Board oversight. Accordingly, the Company's Corporate Governance Guidelines provide that the Board may designate a Lead Independent Director. The Lead Independent Director, among other things, chairs meetings of the non-management directors, serves as a liaison between the non-management or independent directors and the chairman or Chief Executive Officer and advises on Board meeting agendas. We believe this Lead Independent Director role provides effective independent Board oversight of management and coordination between the Chief Executive Officer and the rest of the Board. A full list of the Lead Independent Director's authority and responsibilities can be found in "The Board of Directors."

Other aspects of the Company's governance practices also enable effective independent oversight of management. The Board is composed of eight members, seven of whom are independent. In addition, all members of the Board's committees are independent, which allows for independent oversight of such important matters as the integrity of the Company's financial statements, legal compliance, risk management and executive compensation. Also, the Chief Executive Officer's performance is evaluated on an annual basis by the independent directors. The Board and each of the committees also meet regularly in executive session without management present, have unlimited access to other members of management and have the authority to retain independent outside advisors to the extent they deem appropriate.

FOR THE REASONS STATED ABOVE,
OUR BOARD RECOMMENDS
THAT YOU VOTE "AGAINST" THIS
STOCKHOLDER PROPOSAL

PROPOSAL 5
STOCKHOLDER PROPOSAL REGARDING A
MAJORITY VOTE STANDARD FOR DIRECTOR ELECTIONS

The California State Teachers' Retirement System ("CalSTRS"), 100 Waterfront Place, West Sacramento, California 95605, which owns 300,908 shares of common stock (based on information provided to us by CalSTRS), has notified the Company that it intends to present the following proposal at the Annual Meeting:

  BE IT RESOLVED: That the shareholders of DST Systems, Inc. hereby request that the Board of Directors initiate the appropriate process to amend the Company's articles of incorporation and/or bylaws to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

The Stockholder's Supporting Statement

In order to provide shareholders a meaningful role in director elections, the Company's current director election standard should be changed from a plurality vote standard to a majority vote standard. The majority vote standard is the most appropriate voting standard for director elections where only board nominated candidates are on the ballot, and it will establish a challenging vote standard for board nominees to improve the performance of individual directors and entire boards. Under the Company's current voting system, a nominee for the board can be elected with as little as a single affirmative vote, because "withheld" votes have no legal effect. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be re-elected and continue to serve as a representative for the shareholders.

In response to strong shareholder support a substantial number of the nation's leading companies have adopted a majority vote standard in company bylaws or articles of incorporation. In fact, more than 80% of the companies in the S&P 500 have adopted majority voting for uncontested elections. We believe the Company needs to join the growing list of companies that have already adopted this standard.

CalSTRS is a long-term shareholder of the Company and we believe that accountability is of utmost importance. We believe the plurality vote standard currently in place at the Company completely disenfranchises shareholders and makes the shareholder's role in director elections meaningless. Majority voting in director elections will empower shareholders with the ability to remove poorly performing directors and increase the directors' accountability to the owners of the Company, its shareholders. In addition, those directors who receive the majority support from shareholders will know they have the backing of the very shareholders they represent. We therefore ask you to join us in requesting that the Board of Directors promptly adopt the majority vote standard for director elections.

Please vote FOR this proposal.

THE BOARD OF DIRECTORS' STATEMENT IN OPPOSITION

OUR BOARD RECOMMENDS THAT YOU VOTE "AGAINST"
THIS STOCKHOLDER PROPOSAL FOR THE FOLLOWING REASONS:

After careful evaluation of the proposal, and taking into consideration the fact that the Company's governing documents permit stockholders to cumulate their votes for directors, the Board believes that the Company's current plurality voting standard continues to be the most appropriate standard for electing directors of the Company.

The Company's current plurality voting standard is particularly appropriate in the Company's case because its stockholders, unlike the stockholders of most public companies, have the right to cumulate their votes for directors. The ability to cumulate votes in director elections enhances the voting power of minority stockholders by allowing stockholders to cast all of their available votes in director elections for a single director nominee. The recent movement of companies to adopt majority voting, by contrast, rests on the proposition that a director should not be deemed to have been elected to a board of directors unless he or she has received the support of stockholders representing a majority of votes cast at an annual meeting. Adopting a majority voting standard, moreover, may raise difficult issues in the context of cumulative voting. While the rules governing plurality voting are well understood, majority voting at companies that have cumulative voting may present technical and legal issues for which there is limited precedent. The Company understands that a number of investors have concerns about the compatibility of a majority voting standard and cumulative voting. Because the Board believes that plurality voting and cumulative voting provide stockholders with a meaningful ability to express their preferences in the election of directors, it has determined that it would be inappropriate to adopt a majority voting standard at this time.

FOR THE REASONS STATED ABOVE,
OUR BOARD RECOMMENDS
THAT YOU VOTE "AGAINST" THIS
STOCKHOLDER PROPOSAL

PROPOSAL 6
STOCKHOLDER PROPOSAL REGARDING THE
REPEAL OF THE COMPANY'S CLASSIFIED
BOARD OF DIRECTORS

The Comptroller of the State of New York, as trustee of the New York State Common Retirement Fund (the "NYS Retirement Fund"), 633 Third Avenue, 31st Floor, New York, New York 10017, which owns 224,740 shares of common stock (based on information provided to us by the NYS Retirement Fund), has notified the Company that it intends to present the following proposal at the Annual Meeting:

  RESOLVED, that shareholders of DST Systems, Inc. urge the Board of Directors to take all necessary steps (other than any steps that must be taken by shareholders) to eliminate the classification of the Board of Directors, and to require that all directors elected at or after the annual meeting held in 2015 stand for elections on an annual basis. Implementation of this proposal should not affect the unexpired terms of any directors elected to the Board of Directors at or prior to the annual meeting of the company held in 2014.

The Stockholder's Supporting Statement

We believe that the ability to elect directors is the single most important use of the shareholder franchise. Accordingly, directors should be accountable to shareholders on an annual basis. The election of directors by classes, for three-year terms, in our opinion, minimizes accountability and precludes the full exercise of the rights of shareholders to approve or disapprove annually the performance of a director or directors.

In addition, since only one-third of the Board of Directors is elected annually, we believe that classified boards could frustrate, to the detriment of long-term shareholder interest, the efforts of a bidder to acquire control or a challenger to engage successfully in a proxy contest. A staggered board has been found to be one of six entrenching mechanisms that are associated with lower firm valuation. See "What Matters in Corporate Governance?" Lucian Bebchuk, Alma Cohen & Allen Ferrell, Review of Financial Studies, Vol. 22, Issue 2, 783 (2009).

The New York State Common Retirement Fund urges you to join us in voting to declassify the election of directors, as a powerful tool for management incentive and accountability. We urge your support FOR this proposal.

THE BOARD OF DIRECTORS' STATEMENT

OUR BOARD MAKES NO RECOMMENDATION REGARDING THIS STOCKHOLDER PROPOSAL

The Board has carefully considered the proposal requesting declassification of the Board and has determined to make no voting recommendation to stockholders with respect to the proposal. The proposal, which is advisory in nature, would constitute a recommendation to the Board if approved by stockholders. The Board recognizes that there are differing views on board classification and believes that there are valid arguments for and against classified boards. The Board wishes to use this proposal as an opportunity for stockholders to express their view on this subject without being influenced by any recommendation that the Board might make.

Opponents of classified boards often make arguments such as those set forth above in the stockholder's supporting statement.

Supporters of classified boards argue, among other things, that a classified board can promote stability and continuity of leadership, since at any given time, there are experienced directors serving on the board who are familiar with the company, its business and its long-term strategic goals. A classified board can also enhance a board's ability to respond to certain types of takeover bids and negotiate effectively on behalf of stockholders to realize the greatest possible stockholder value by making it more difficult for an unsolicited bidder to gain control of the company.

In addition, we note that the Company's stockholders, unlike the stockholders of most public companies, have the right to cumulate their votes for directors. Cumulative voting with a non-classified board structure may allow a minority stockholder to exert influence in the election of directors that is disproportionate to such stockholder's actual stock ownership percentage. For example, if our Board was no longer classified, substantially less stock would be required to elect a single representative or multiple representatives to the Board.

Approval of the proposal would not in itself declassify the Board. Approval of the proposal would only advise our Board that holders of a majority of the Company's shares present and entitled to vote at the meeting favor a change and would prefer that the Board take steps to repeal the classified Board. Declassification would require an amendment to our Certificate of Incorporation and requires the affirmative vote of 70% of the outstanding shares. If stockholders approve the proposal at this Annual Meeting, the Board will then determine whether proposing an amendment to our Certificate of Incorporation for consideration at the 2015 Annual Meeting would be in the best interests of the Company's stockholders.

OUR BOARD MAKES NO RECOMMENDATION
REGARDING THIS STOCKHOLDER PROPOSAL

ANNUAL MEETING MATTERS

Quorum.    For you to approve proposals at the 2014 Annual Meeting, we must have a quorum. A quorum means the holders of a majority of the shares of DST stock outstanding on the record date are present at the Annual Meeting. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting. A broker non-vote occurs when a broker has not received directions from customers and does not have discretionary authority to vote the customers' shares. If a quorum is not present at the scheduled time of the meeting, the stockholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

Votes Required for Approval.

Election of Directors.    Stockholders elect directors by a plurality of the voted shares which we determine by reference to the number of votes for each candidate. For the 2014 Annual Meeting, our stockholders will elect the two candidates with the highest number of affirmative votes. You may vote cumulatively for directors. In other words, you may cast a number of votes equal to the number of shares of DST stock held on the Record Date multiplied by the number of directors to be elected. You may cast all such votes for a single nominee or distribute them among the nominees as you choose. You may cast your vote in favor of a director or withhold it. We disregard withheld votes in determining a plurality. Broker non-votes are disregarded and will not affect the determination of a plurality.

Ratification of Independent Registered Public Accounting Firm.    You may cast one vote for each share of DST stock you hold on the Record Date. The affirmative vote of a majority of the shares of DST stock present and entitled to vote at the meeting is required to ratify the Audit Committee's appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014. Abstentions will be treated as shares present for quorum purposes and entitled to vote, so they will have the same practical effect as votes against a proposal.

Advisory Resolution to Approve NEO Compensation.    You may cast one vote for each share of DST stock you hold on the Record Date. The affirmative vote of a majority of the shares of DST stock present and entitled to vote on this proposal is required to adopt the Say-on-Pay resolution. Abstentions will be treated as shares present for quorum purposes and entitled to vote, so they will have the same practical effect as votes against the proposal. Broker non-votes will be treated as shares present for quorum purposes but not entitled to vote, so they will not affect the outcome of the vote on this proposal.

Stockholder Proposals.    On each proposal, you may cast one vote for each share of DST stock you hold on the Record Date. The affirmative vote of a majority of the shares of DST stock present and entitled to vote on each proposal is required to approve each of the stockholder proposals. Abstentions will be treated as shares present for quorum purposes and entitled to vote, so they will have the same practical effect as votes against the proposals. Broker non-votes will be treated as shares present for quorum purposes but not entitled to vote, so they will not affect the outcome of the votes on these proposals.

How Stockholders Vote.

Voters include recordholders, persons holding DST stock in our tax-qualified benefit plans, and investors holding DST stock through a broker or other nominee.

Common Stock Held of Record.    You may vote shares held of record if you are present at the 2014 Annual Meeting either in person or through your proxy. By casting a paper, Internet or telephone vote (each of which is valid under Delaware law), you appoint our Proxy Committee as your proxy to vote your shares of DST stock.

Three of our officers constitute the Proxy Committee, which will vote as specified all shares of DST stock for which it is proxy. To name as proxy someone other than the Proxy Committee, please contact the Corporate Secretary at the address on page 1 for instructions. The person named as replacement proxy must attend and vote at the Annual Meeting. This Proxy Statement solicits, and you grant by voting, discretionary authority for the Proxy Committee to vote cumulatively for the election of directors. If you do not specify how you are voting your shares, the Proxy Committee intends to vote them for the Board Nominees, for ratification of PricewaterhouseCoopers LLP, for the Say-on-Pay resolution approving the Company's NEO compensation and against each of the Stockholder Proposals described in this Proxy Statement, except for Stockholder Proposal 6, and in accordance with the discretion of the Proxy Committee on such other matters as properly come before the Annual Meeting. Because our Board has made no voting recommendation regarding Stockholder Proposal 6, if you do not specify how you are voting your shares, the Proxy Committee will abstain from voting with respect to Stockholder Proposal 6, which requests the repeal of the Company's classified Board.

Common Stock Held Under the Plans.    If you hold shares of DST stock through our benefit plans, you may, by casting a paper, Internet or telephone vote, instruct the trustee of the benefit plans how to vote the shares allocated to your accounts. Please note that your instructions must be received by the trustee no later than May 8, 2014 at 11:59 p.m. The trustee will vote your shares as you instruct. For shares of DST stock not allocated to benefit plan accounts or for which it has not received instructions, the trustee must vote the shares in the same proportion as those shares for which it received instructions. The trustee may vote benefit plan shares either in person or through a proxy. The trustee intends to vote in the same manner as the Proxy Committee on any miscellaneous matters stockholders properly bring before the Annual Meeting.

Common Stock Held Through a Broker or Other Nominee.    Each broker or nominee must request from its customers their directions on how to vote the shares of DST stock the broker or nominee holds on their behalf. The broker or nominee must then vote the shares in accordance with such directions. We have requested brokers or nominees to forward soliciting materials to you. Whether brokers and nominees may vote shares when they have not received customer directions depends on our proposals and on the rules and procedures of the New York Stock Exchange. The following table shows the New York Stock Exchange rules with regard to our proposals and broker voting.

Proposal	Broker Discretionary Voting Allowed

Elect Directors	No
Ratify Audit Committee's Selection of Independent Registered Public Accounting Firm	Yes
Advisory Resolution to Approve NEO Compensation	No
Stockholder Proposals	No

Recasting or Revoking Your Vote or Proxy.    If you are a shareholder of record, you may recast your vote or revoke your proxy (i) with a later-dated voting card or an Internet or telephone vote submitted by the deadline on the voting card, (ii) by delivering a written notice of revocation to the agent on the voting card pursuant to the instructions and within the deadline on the card, or (iii) by attending the Annual Meeting and, prior to the closing of the polls, completing and submitting a ballot available at the meeting or delivering a written notice of revocation to an inspector. If you hold through a trustee, broker or nominee, you may recast your vote or revoke your proxy by timely following the procedures of the trustee, broker or nominee. Without further action as described in this paragraph, your attendance at the Annual Meeting will not automatically revoke your proxy.

Attendance and Voting in Person at the Annual Meeting.    Only recordholders or their properly appointed proxies, beneficial owners of DST stock who have evidence of such ownership and provide personal identification (such as a driver's license or passport), and our guests may attend the Annual Meeting. Benefit plan participants and broker customers may only vote by instructing the trustee, broker or nominee and may not cast ballots at the Annual Meeting unless the trustee, broker or nominee has instructed us otherwise.

Recordholders who vote in person by ballot at the Annual Meeting will thereby revoke any proxy previously appointed. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting. If you need assistance at the Annual Meeting because of a disability, please let us know by May 1, 2014, at (816) 435-8655.

General Information.    We pay the cost of the 2014 Annual Meeting, including the cost of mailing the proxy materials. We may ask directors, officers and employees to solicit proxies by telephone, in writing, or in person. We have retained Innisfree M&A Incorporated to assist in obtaining proxies. We expect to pay Innisfree less than $20,000, plus expenses. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of DST stock for their expenses in forwarding this Proxy Statement, the Annual Report and other Company soliciting materials to the beneficial owners.

Stockholder Proposals.    As a stockholder, you may submit proposals for consideration at the 2015 annual meeting.

Including Stockholder Proposals in the 2015 Annual Meeting Proxy Statement.    If you desire to have a proposal included in our Proxy Statement for the 2015 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act ("Rule 14a-8"), our Corporate Secretary must receive your proposal at the address on page 1 on or before November 27, 2014. The proposal must comply with applicable securities regulations.

Timely Notice of Nominations for Director and Other Stockholder Proposals.    Our bylaws provide that you may not make a proposal (other than a proposal requested to be included in a Proxy Statement pursuant to Rule 14a-8 as noted above) unless you:

•
timely deliver notice to our Corporate Secretary, and

•
have beneficially owned at least 1% of outstanding DST stock for at least one year, and intend to continue to beneficially own at least 1% of outstanding DST stock through the date of the Annual Meeting.

Notice of a proposal or nomination is timely:

•
if the meeting is to be held the second Tuesday in May and you deliver the proposal not less than 90 nor more than 120 days prior to the anniversary of our last annual meeting;

•
if the meeting is to be held more than 30 days before or more than 60 days after the first anniversary of our last annual meeting, and you deliver the proposal not earlier than the 120th day and not later than the 90th day prior to the annual meeting, or, if later, the 10th day following the day on which the date of such meeting was publicly disclosed in a press release reported by a national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

To timely submit a proposal for the 2015 Annual Meeting if it occurs on May 12, 2015, you must deliver it no earlier than January 13, 2015 and no later than February 12, 2015.

Contents of Notice of Proposal.    Your proposal must be written. The required contents depend on whether the proposal pertains to nominating a director or to other business. The Chairman of the Annual Meeting has the power to determine whether the proposed business is appropriate and properly brought before the meeting.

Your notice pertaining to the nomination of a director shall include:

•
your name and address and the name and address of the person or persons to be nominated;

•
a representation that you meet the ownership requirement set forth above and that you are a holder of record of DST stock entitled to vote in the election of directors at such meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•
your name and address, as it appears on the Company's books, and the name and address of the beneficial owner, if any, on whose behalf the nomination is made;

•
the class and number of shares of DST stock which are owned beneficially and of record by you and by each nominee proposed by you;

•
a description of all arrangements or understandings between you and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made;

•
such other information regarding each nominee proposed by you as would have been required to be included in a Proxy Statement filed pursuant to Regulation 14A as then in effect under the Exchange Act, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and

•
the consent of each nominee to serve as a director of the Company, if so elected.

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company, or that could be material to a reasonable stockholder's understanding of the independence or lack of independence of such nominee.

Your notice concerning business other than nominating a director shall set forth:

•
a brief description of the business you desire to bring before the meeting and your reasons for conducting such business at the meeting;

•
your name and address;

•
the class and number of shares of DST stock that you beneficially own and the name and address of record under which you own it;

•
a representation that you meet the ownership requirement set forth above;

•
a description of all arrangements or understandings between you and any other person or persons (naming such person or persons) in connection with the proposal of such business;

•
such other information regarding you as would have been required to be included in a Proxy Statement filed pursuant to Regulation 14A as then in effect under the Exchange Act; and

•
any material interest you have in such business.

Availability of Annual Report.    The Annual Report on Form 10-K for the fiscal year ended December 31, 2013 as filed (with only new exhibits) with the SEC includes a list of all exhibits. We will furnish copies of exhibits listed in the Annual Report on Form 10-K for the fiscal year ended December 31, 2013 if you request them in writing from our Corporate Secretary at the address on page 1. We will ask you to pay our reasonable expenses in furnishing such exhibits. You may make such request only if you are a beneficial owner of DST stock entitled to vote at the Annual Meeting and you identify yourself as such. The Annual Report on Form 10-K for the fiscal year ended December 31, 2013, including any specific exhibits filed with it, are available at www.dstsystems.com and www.sec.gov.

Householding for Broker Customers.    Services that deliver materials to broker customers may deliver to multiple stockholders sharing the same address a single copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and the Proxy Statement. If you received a single copy at an address shared by other stockholders, we will promptly deliver to you upon your written or verbal request a separate copy of the documents. Please make your request in writing to our Corporate Secretary at the address on page 1 or by calling (816) 435-8655. To receive separate copies of our Annual Report on Form 10-K for the year ended December 31, 2013 or the Proxy Statement in the future from your broker or nominee, or to receive only one copy per household, please contact the bank, broker or other nominee holding your shares.

By Order of the Board,

Randall D. Young Senior Vice President, General Counsel and Secretary

Kansas City, Missouri
 March 28, 2014

DST SYSTEMS, INC. YOUR VOTE IS IMPORTANT Please take a moment now to vote your shares of DST Systems, Inc. common stock for the upcoming Annual Meeting of Stockholders. YOU CAN VOTE TODAY IN ONE OF THREE WAYS: 1. Vote by Telephone—Call toll-free from the U.S. or Canada at 1-866-209-1709, on a touch-tone telephone. If outside the U.S. or Canada, call 1-215-521-4898. Please follow the simple instructions provided. You will be required to provide the unique control number printed below. OR 2. Vote by Internet—Please access https://www.proxyvotenow.com/dst, and follow the simple instructions provided. Please note you must type an “s” after http. You will be required to provide the unique control number printed below. CONTROL NUMBER: OR 3. Vote by Mail—If you do not have access to a touch-tone telephone or to the Internet, please sign, date and return the proxy card in the envelope provided, or mail to: DST Systems, Inc., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155. The Board of Directors recommends you vote AGAINST Proposals 4 and 5: 4. Stockholder Proposal Regarding the Separation of the Chairman of the Board and Chief Executive Officer Positions 5. Stockholder Proposal Regarding a Majority Vote Standard for Director Elections The Board of Directors makes no recommendation regarding Proposal 6: 6. Stockholder Proposal Regarding the Repeal of the Company's Classified Board of Directors Date: , 2014 Signature Signature Title(s) NOTE: Please sign exactly as name appears hereon. If more than one owner, each must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had executed a proxy card. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 6TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED 6 PLEASE MARK YOUR VOTE AS SHOWN IN THIS EXAMPLE: X 2. Ratify the Audit Committee’s Selection of PricewaterhouseCoopers LLP 3. Advisory Resolution to Approve NEO Compensation FOR AGAINST ABSTAIN FOR WITHHOLD FOR The Board of Directors recommends a vote FOR the nominees listed in Proposal 1, and FOR Proposals 2 and 3. 1. Election of Directors 01 Lynn Dorsey Bleil 02 John W. Clark Unless otherwise specified below, this proxy authorizes the Proxy Committee to cumulate votes that the undersigned is entitled to cast at the Annual Meeting. To specify different directions with respect to cumulative voting, mark the box and write your instructions on the line below: WITHHOLD

DST Systems, Inc. Annual Meeting of Stockholders – May 13, 2014 THE DST BOARD OF DIRECTORS SOLICITS YOUR VOTE The undersigned hereby appoints Stephen C. Hooley, Randall D. Young and Gregg Wm. Givens (the “Proxy Committee”), and each of them, as proxies for the undersigned, with full power of substitution, to act and to vote all shares of common stock of DST Systems, Inc. held of record by the undersigned at the close of business on March 20, 2014, at the Annual Meeting of Stockholders to be held at our principal executive offices at 333 West 11th Street, 3rd Floor, Kansas City, MO, at 8:00 a.m. Central Daylight Time, on May 13, 2014, or any postponement or adjournment thereof. This proxy, when properly executed and returned, will be voted in the manner directed herein. If this proxy is properly executed and returned but no direction is made, this proxy will be voted FOR the nominees listed in Proposal 1, FOR Proposals 2 and 3, AGAINST Proposals 4 and 5 and ABSTAIN on Proposal 6. The DST Board is making Proposal 1, Proposal 2 and Proposal 3. They are not related to or conditioned on the approval of any other proposals which may come before the Annual Meeting. You may revoke this proxy in the manner described in the Proxy Statement, dated March 28, 2014, receipt of which you hereby acknowledge. (Continued on reverse side) PLEASE SIGN AND DATE ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE VOTE TODAY! SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE. PROXY 6TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED 6 PLEASE MARK YOUR VOTE AS SHOWN IN THIS EXAMPLE: X

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 . x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000205313_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Lynn Dorsey Bleil 02 John W. Clark DST SYSTEMS, INC. 333 WEST 11TH STREET SUITE 100 KANSAS CITY, MO 64105 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 Ratify the Audit Committee's Selection of PricewaterhouseCoopers LLP. 3 Advisory Resolution to Approve NEO Compensation. The Board of Directors recommends you vote AGAINST proposals 4 and 5. For Against Abstain 4 Stockholder Proposal Regarding the Separation of the Chairman of the Board and Chief Executive Officer Positions. 5 Stockholder Proposal Regarding a Majority Vote Standard for Director Elections. The Board of Directors does not have a recommendation for voting on the following proposal: For Against Abstain 6 Stockholder Proposal Regarding the Repeal of the Company's Classified Board of Directors. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000205313_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com . DST SYSTEMS, INC. ANNUAL MEETING OF STOCKHOLDERS MAY 13, 2014 8:00 AM CENTRAL DAYLIGHT TIME THE DST BOARD OF DIRECTORS SOLICITS YOUR VOTE The DST Board is making Proposals 1, 2 and 3. They are not related to or conditioned on the approval of any other proposals which may come before the Annual Meeting. If you are a participant in the DST Employee Stock Ownership Plan and/or the DST 401(k) Profit Sharing Plan, you are eligible to vote the total number of shares you held in your plan account(s) as of the close of business on the Record Date. The Trustee of the plan(s) will vote as you specify. If you fail to return this Voting Card or do not specify your vote, the Trustee of the plan(s) will vote the shares allocated to your benefit plan account(s) in the same proportion as the shares held by the plan(s) for which the Trustee receives voting instructions. Notwithstanding the foregoing, if the Trustee concludes that voting shares in the manner described in this paragraph would violate ERISA, the Trustee will vote shares in its discretion. You may revoke this proxy in the manner described in the Proxy Statement dated March 28, 2014, receipt of which you hereby acknowledge. PLEASE DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

Important Notice Regarding the Availability of Proxy Materials for the DST Systems, Inc. Annual Meeting of Stockholders to Be Held on May 13, 2014 As allowed under U.S. Securities and Exchange Commission rules, you are receiving this notice that the proxy materials, including the 2014 proxy statement and 2013 annual report, for the DST Systems, Inc. 2014 Annual Meeting of Stockholders are available on the Internet. Follow the instructions below to view the proxy materials and vote online or request paper or e-mail copies. Information about the annual meeting, including the items to be voted on, is provided on the reverse side of this notice. THIS IS NOT A PROXY CARD. If you wish to cast your vote on a traditional proxy card, you must request that a paper copy of the proxy materials be mailed to you by following the instructions at the bottom of this page. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy materials, please have this notice available and visit: www.eproxyaccess.com/dst2014 Please have this notice available when you access the voting website. Follow the instructions on the screen to log into the website to vote. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned a proxy card. If you want to receive a paper or e-mail copy of the proxy materials, you must request one by following the instructions below: q Internet – Go to www.eproxyaccess.com/dst2014 and follow the registration instructions. q Telephone – Call us free of charge at 1-866-809-5296 from within the United States or Canada. q E-mail – Send us an e-mail at dst@eproxyaccess.com, using the number in the box above as the subject line, and state whether you wish to receive a paper or e-mail copy of the proxy materials and whether your request is for this meeting only or all future meetings. There is no charge to you for requesting a copy. Please make your request for a copy as instructed above on or before May 1, 2014 to facilitate timely delivery.

DST Systems, Inc. Notice of Annual Meeting of Stockholders The annual meeting of stockholders of DST Systems, Inc. will be held on Tuesday, May 13, 2014 at 8:00 a.m., Central Daylight Time, at the company’s principal executive offices at 333 West 11th Street, 3rd Floor, Kansas City, Missouri. The matters intended to be acted upon at the meeting are listed below: 1. Election of the following nominees as directors: Lynn Dorsey Bleil and John W. Clark. 2. Ratify the Audit Committee’s Selection of PricewaterhouseCoopers LLP. 3. Advisory Resolution to Approve NEO Compensation. 4. Stockholder Proposal Regarding the Separation of the Chairman of the Board and Chief Executive Officer Positions. 5. Stockholder Proposal Regarding a Majority Vote Standard for Director Elections. 6. Stockholder Proposal Regarding the Repeal of the Company's Classified Board of Directors. The Board of Directors recommends that you vote FOR the nominees listed in Proposal 1, FOR Proposals 2 and 3 and AGAINST Proposals 4 and 5. The Board of Directors makes no recommendation regarding Proposal 6. THIS IS NOT A PROXY CARD. If you wish to cast your vote on a traditional proxy card, you must request that a paper copy of the proxy materials be mailed to you by following the instructions on the reverse side of this notice. These items of business are more fully described in the proxy materials relating to the annual meeting. Follow the instructions on the reverse side of this notice to view the proxy materials and vote via the Internet or to request a paper or e-mail copy of the proxy materials. Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed. You are entitled to vote at the annual meeting only if you were a stockholder of DST Systems, Inc. as of the close of business on March 20, 2014, which is the record date for the annual meeting.